UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
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frontdoor, inc.

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Obsess over our customers’ problems. We wake up every day and obsess about how to remove the hassle out of our customers’ lives. We start with the customer and work backwards.

Be an owner, not a renter.

We own our actions, and don’t make excuses or accept them. We’re good stewards of our energy and resources. We set high standards and hold ourselves and each other accountable.

Be transparent, build trust.

Transparency builds trust, where strong teams and great ideas are born and freely shared. We treat others with respect and win together. We check egos at the door, and have no place for politics or personal agendas.

Do great things every day.

We give our best and work with integrity and purpose. We believe a diversity of people, talent and ideas makes us stronger. We’re inquisitive and innovative, never satisfied with the status quo. We solve problems, make lives better, and enjoy what we do.

May 12, 2021

10:00 a.m. Central Daylight Time

150 Peabody Place

Memphis, Tennessee 38103

www.frontdoorhome.com

NOTICE

of 2021 Annual Meeting of Stockholders

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF THE FOLLOWING WAYS:

INTERNET www.proxyvote.com

DURING THE MEETING www.virtualshareholdermeeting.com/FTDR2021

BY TELEPHONE Call 1-800-690-6903 (toll-free within the United States, U.S. territories and Canada)

BY MAIL Complete, sign, date and promptly mail a paper proxy card, if you have received a paper copy of the proxy materials

How to vote: your vote is important. Please review the instructions on each of your voting options described in the accompanying proxy statement as well as in the notice you received in the mail.

Record Date

Only stockholders of record at the close of business on March 23, 2021, the record date, are entitled to notice of, and to vote at, the 2021 Annual Meeting and at any and all adjournments or postponements. A list of these stockholders will be accessible electronically during the 2021 Annual Meeting at www.virtualshareholdermeeting.com/FTDR2021 when you enter your sixteen-digit control number.

The 2021 Annual Meeting of Stockholders of frontdoor, inc. (the “Company”) will be held on Wednesday, May 12, 2021 at 10:00 a.m. Central Daylight Time (the “2021 Annual Meeting”).

Virtual Meeting

The 2021 Annual Meeting is a virtual stockholders meeting at www.virtualshareholdermeeting.com/FTDR2021. To participate in the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials, or if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials.

Items of Business

At the 2021 Annual Meeting, stockholders will be asked to consider and act upon each of the following matters:

1.	To elect the five nominees named in the attached Proxy Statement as members of the Board of Directors to serve for a one-year term as Class II and Class III directors;
2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2021;
3.	To hold a non-binding, advisory vote to approve the Company’s named executive officer compensation;
4.	To approve amendments to the Company’s Amended and Restated Certificate of Incorporation to eliminate certain supermajority voting requirements and clarify provisions related to advancement of expenses; and
5.	To conduct such other business as may properly come before the meeting and any and all adjournments or postponements thereof, if necessary.

By Order of the Board of Directors

Jeffrey A. Fiarman

Senior Vice President, General Counsel and Secretary

March 31 , 2021

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150 Peabody Place
Memphis, Tennessee 38103

2021 PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 12, 2021

The Board of Directors of frontdoor, inc. is furnishing you with this Proxy Statement in connection with the solicitation of proxies for use at the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) to be held via live audio webcast at www.virtualshareholdermeeting.com/FTDR2021 on Wednesday, May 12, 2021 at 10:00 a.m. Central Daylight Time. At the 2021 Annual Meeting, stockholders will be asked to consider and act upon each of the following matters:

1.	To elect the five nominees named in the attached Proxy Statement as members of the Board of Directors to serve for a one-year term as Class II and III directors;
2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2021;
3.	To hold a non-binding, advisory vote to approve the Company’s named executive officer compensation;
4.	To approve amendments to the Company’s Amended and Restated Certificate of Incorporation to eliminate certain supermajority voting requirements and clarify provisions related to advancement of expenses; and
5.	To conduct such other business as may properly come before the meeting and any and all adjournments or postponements thereof, if necessary.

By submitting your proxy (via the Internet, telephone or mail), you authorize Rexford J. Tibbens, President, Chief Executive Officer and Director of the Company, Jeffrey A. Fiarman, Senior Vice President, General Counsel and Secretary of the Company, and Brian K. Turcotte, Senior Vice President and Chief Financial Officer of the Company, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponement(s) or adjournment(s) of the meeting.

The Company’s 2020 Annual Report is being made available to the Company’s stockholders concurrently herewith. Although the 2020 Annual Report is being made available concurrently with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this Proxy Statement.

We are first making this Proxy Statement and accompanying materials available to stockholders on or about March 31 , 2021. We will be hosting the 2021 Annual Meeting live via audio webcast on the Internet. A summary of the information you need to participate in the meeting online is provided below:

•	Any stockholder can participate in the 2021 Annual Meeting live via audio webcast at www.virtualshareholdermeeting.com/FTDR2021
•	The audio webcast starts at 10:00 a.m. Central Daylight Time
•	Stockholders need a sixteen-digit control number to join the 2021 Annual Meeting
•	Stockholders of record at the close of business on March 23, 2021 may vote electronically and submit questions while participating in the 2021 Annual Meeting on the Internet

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE, OR BY MAIL.

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Basis Of Presentation

In this Proxy Statement, unless the context indicates otherwise, references to “we,” “us,” “our,” “Frontdoor” and the “Company” refer to frontdoor, inc., a Delaware corporation, and its consolidated subsidiaries. References in this Proxy Statement to “Terminix” refer to Terminix Global Holdings, Inc. (formerly known as ServiceMaster Global Holdings, Inc.), a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires. References to our historical business and operations prior to the distribution refer to the business and operations of Terminix’s American Home Shield business that was transferred to Frontdoor. References in this Proxy Statement to “Spin-off” refer to Terminix’s separation and distribution of the ownership and operations of the businesses operated under the American Home Shield, HSA, OneGuard and Landmark Home Warranty brand names into Frontdoor, which was completed on October 1, 2018. References in this Proxy Statement to the “separation” refer to the separation of the American Home Shield business from Terminix’s other businesses. References in this Proxy Statement to the “distribution” refer to the distribution on October 1, 2018 of shares of Frontdoor common stock (“Common Stock”) to Terminix stockholders on a pro rata basis.

We hold various service marks, trademarks and trade names, such as frontdoor, American Home Shield, HSA, OneGuard, Landmark Home Warranty, ProConnect, Streem and the Frontdoor logo. Solely for convenience, the service marks, trademarks and trade names referred to in this Proxy Statement are presented without the SM, ®, and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these service marks, trademarks and trade names. All service marks, trademarks and trade names appearing in this Proxy Statement are the property of their respective owners.

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PROPOSAL 1

Election of Class II and Class III Directors

Our Board of Directors is currently divided into three classes, with members of each class holding office for staggered terms (in all cases subject to the election and qualification of their successors or until the earlier of their death, resignation or removal).

Our Board of Directors is in the process of declassifying. Commencing with the 2020 Annual Meeting of Stockholders, our directors are elected for one-year terms. Each director will be elected in the year in which the term for his or her current class expires, and thereafter each director will serve for a term of one year and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Consequently, by 2022, all of the Company’s directors will stand for election each year for one-year terms, and at the conclusion of the 2022 Annual Meeting of Stockholders (the declassification date), the Board will no longer be divided into three classes.

The current membership, terms and dates of last election of each of Classes I, II and III are indicated in the table below.

Class II Directors (term expiring in 2021; last elected May 2020)	Class III Directors (term expiring in 2021; last elected October 2018)	Class I Directors (term expiring in 2022; last elected April 2019)
Richard P. Fox	Anna C. Catalano	Peter L. Cella
Brian P. McAndrews	William C. Cobb	Liane J. Pelletier
Rexford J. Tibbens

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”), has nominated for election at the 2021 Annual Meeting as Class II and Class III directors, to serve until the 2022 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, the following slate of nominees in the same classes as identified above: Richard P. Fox, Brian P. McAndrews, Rexford J. Tibbens, Anna C. Catalano and William C. Cobb. Each of the Class II and Class III director nominees is currently serving as a director of the Company.

The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of such substitutes as the Board of Directors may designate.

Background information about each of the director nominees can be found below under “— Directors of the Company.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II AND CLASS III DIRECTOR NOMINEES.

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Directors of the Company

Below is a list of our directors and their respective ages and committee memberships (as of March 19, 2021).

Name	Age	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
William C. Cobb	64		C
Anna C. Catalano	61		M
Peter L. Cella	63	M		C
Richard P. Fox	73	C		M
Brian P. McAndrews	62			M
Liane J. Pelletier	63	M	M
Rexford J. Tibbens	52

M = Member C = Chair

WILLIAM C. COBB Chairman of the Board of Directors
Director since: 2018 INDEPENDENT Committees: • Compensation Committee Chair

Mr. Cobb was appointed to the Board of Directors of the Company in October 2018, and serves as Chairman of the Board of Directors and Chair of our Compensation Committee. Mr. Cobb served on the board of directors of Terminix from April 2018 until the Spin-off. From May 2011 through July 2017, Mr. Cobb served as President and Chief Executive Officer, and from August 2010 to July 2017 Mr. Cobb served as a director, of H&R Block, Inc., a provider of income tax return preparation and related services and products. From November 2000 to March 2008, Mr. Cobb served in various leadership roles at eBay, Inc., a global commerce and payments provider, including as President of eBay Marketplaces North America for four years and other senior management positions, including Senior Vice President and General Manager of eBay International and Senior Vice President of Global Marketing. Prior to joining eBay, Inc., Mr. Cobb held various marketing and executive positions at Pepsico (and Tricon Global Restaurants when it was spun off in 1997) from 1987 to 2000. These positions included Senior Vice President and Chief Marketing Officer for Tricon International, Senior Vice President and Chief Marketing Officer at Pizza Hut, and Vice President, Colas at Pepsi Cola. Mr. Cobb currently serves on the board of directors and is chair of the finance committee of Deluxe Corporation, a technology-enabled solution company supporting financial institutions and small businesses. Mr. Cobb’s wide array of executive leadership roles, wealth of knowledge in technology and online-focused businesses, experience at a newly spun-off company, and history of service on public company boards qualify him to serve on our Board of Directors. Mr. Cobb holds an undergraduate degree in Economics from the University of Pennsylvania and an M.B.A. from the Kellogg School of Management at Northwestern University.

Current Public Company Directorships:

•  frontdoor, inc.

•  Deluxe Corporation

Former Directorships (last 5 years):

•  H&R Block, Inc.

•  Terminix

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ANNA C. CATALANO
Director since: 2018 INDEPENDENT Committees: • Compensation Committee	Ms. Catalano was appointed to the Board of Directors of the Company in September 2018, and serves as a member of our Compensation Committee. From 1979 until her retirement in 2003, Ms. Catalano served in various leadership roles at BP p.l.c., a global energy producer, and its predecessor Amoco Corporation. Most recently, from 2000 to 2003, she served as Group Vice President, Global Marketing, for BP p.l.c. Ms. Catalano has significant international business experience, having served as President of Amoco Orient Oil Company, including two years during which she lived in Beijing. Ms. Catalano has served on the board of directors and compensation committee of Kraton Corporation, a global producer of bio-based chemicals and specialty polymers, since 2011; on the board of directors of Willis Towers Watson p.l.c., a global risk advisory, broking, and solutions company, since 2016 (having previously served on the board of directors of Willis Group from 2006 until the merger of Willis Group and Towers Watson & Co.); and on the board of directors and compensation committee of HollyFrontier Corporation, a petroleum refiner, since November 2017. Ms. Catalano previously served on the boards of Mead Johnson Nutrition Co. until May 2017 and Chemtura Corp. until June 2017. Ms. Catalano’s senior leadership experience and extensive knowledge in marketing and communications, combined with her broad public company board experience and expertise in corporate governance, executive compensation and board function, qualify her to serve on our Board of Directors. Ms. Catalano holds a Bachelor of Science degree in Business Administration from the University of Illinois, Champaign-Urbana.

Current Public Company Directorships:

•  frontdoor, inc.

•  HollyFrontier Corporation

•  Kraton Corporation

•  Willis Towers Watson p.l.c.

Former Directorships (last 5 years):

•  Chemtura Corp.

•  Mead Johnson Nutrition Co.

PETER L. CELLA
Director since: 2018 INDEPENDENT Committees: • Nominating and Corporate Governance Committee Chair • Audit Committee	Mr. Cella was appointed to the Board of Directors of the Company in October 2018, and serves as Chair of our Nominating and Corporate Governance Committee and as a member of our Audit Committee. Mr. Cella served on the board of directors of Terminix from February 2017 until the Spin-off. Mr. Cella has been a private investor since August 2017. From 2011 to August 2017, Mr. Cella served as president and chief executive officer of Chevron Phillips Chemical Company LLC, a global petrochemical company. Previously, Mr. Cella served in various executive positions at BASF Corp., a global producer and marketer of chemicals and related products; INEOS Nitriles, a global producer of acrylonitrile, acetonitrile, and related chemicals; Innovene, LLC, a producer of olefins and derivatives; and BP p.l.c., a global energy producer. Mr. Cella serves on the board of directors of Saudi Aramco, a global energy and chemicals enterprise; Inter Pipeline Ltd., a petroleum transportation, natural gas liquids processing and bulk liquid storage business; and Clockspring NRI, a privately-held supplier of pipeline and infrastructure repair products and services. Mr. Cella’s financial background and experience in executive leadership and running varied businesses, history of building strong leadership teams and experience on other company boards qualify him to serve on our Board of Directors. Mr. Cella received a Bachelor of Science degree in Finance from the University of Illinois and an M.B.A. from Northwestern University’s Kellogg Graduate School of Management.

Current Public Company Directorships:

•  frontdoor, inc.

•  Inter Pipeline Ltd.

•  Saudi Aramco

Former Directorships (last 5 years):

•  Terminix

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RICHARD P. FOX
Director since: 2018 INDEPENDENT • Committees: Audit Committee Chair • Nominating and Corporate Governance Committee

Mr. Fox was appointed to the Board of Directors of the Company in October 2018, and serves as Chair of our Audit Committee and as a member of our Nominating and Corporate Governance Committee. Mr. Fox served on the board of directors of Terminix from March 2014 until the Spin-off. Since 2001, Mr. Fox has been an independent consultant. From 2000 to 2001, he was President and Chief Operating Officer of CyberSafe Corporation, a global security software provider. Mr. Fox spent 28 years at Ernst & Young LLP, a global accounting firm, last serving as managing partner at the firm’s Seattle office. He currently serves on the board of directors of LiveRamp Holdings, Inc., a SaaS data connectivity platform company; Pinnacle West Capital Corporation, a vertically integrated electric utility serving the State of Arizona; and Univar Solutions, Inc., an international chemical distributor. Previously, he served on the boards of Pendrell Corporation, an intellectual property investment and advisory firm until 2014; Flow International Corporation, a machine tool manufacturer, until 2014; Orbitz Worldwide, Inc., an online travel company, until 2011; and PopCap Games, a developer and publisher of games, until it was acquired by Electronic Arts Inc. in 2011. Mr. Fox is a certified public accountant in the State of Washington and in 2018 he earned a professional certificate in cybersecurity from Carnegie Mellon’s Software Engineering Institute. As a result of his extensive accounting and financial management experience, Mr. Fox has a deep understanding of financial reporting processes, internal accounting and financial controls, independent auditor engagements and other audit committee and board functions. Mr. Fox’s financial, accounting and management expertise, along with his experience on other public company boards, qualify him to serve on our Board of Directors. Mr. Fox holds a Bachelor of Arts degree in Business Administration/BBA from Ohio University and an M.B.A. from the Fuqua School of Business, Duke University.

Current Public Company Directorships:

•  frontdoor, inc.

•  LiveRamp Holdings, Inc.

•  Pinnacle West Capital Corporation

•  Univar Solutions, Inc.

Former Directorships (last 5 years):

•  Terminix

BRIAN P. MCANDREWS
Director since: 2018 INDEPENDENT • Committees: Nominating and Corporate Governance Committee

Mr. McAndrews was appointed to the Board of Directors of the Company in October 2018, and serves as a member of our Nominating and Corporate Governance Committee. Most recently, Mr. McAndrews served as President and Chief Executive Officer, and chairman of the board of directors, of Pandora Media, Inc., an internet radio company, from 2013 until 2016. Prior to that, he served as a venture partner with Madrona Venture Group, LLC, a venture capital firm, from 2012 to September 2013, and as a managing director of Madrona from 2009 to 2011. He also previously held executive positions at Microsoft Corporation, a global software company, and aQuantive, a leading digital marketing services and technology company, which was acquired by Microsoft in 2007. Mr. McAndrews currently serves as the chairman of the board of Grubhub Inc., an online and mobile food-ordering company, and also serves on the boards of directors of The New York Times Company, a multimedia news and information company, and Chewy, Inc., an online destination for pet parents. Mr. McAndrews previously served on the boards of directors of Teladoc Health, Inc., Fisher Communications, Inc., Clearwire Corporation, and AppNexus Inc. Mr. McAndrews brings to the Company and the Board of Directors deep traditional and digital media experience gained through his role as a chief executive officer of public companies in the technology industry, as well as his private and public company directorships. In addition, this background and his understanding of digital advertising and the integration of emerging technologies qualifies Mr. McAndrews to serve on our Board of Directors. Mr. McAndrews holds a bachelor’s degree in Economics from Harvard College and an M.B.A. from the Stanford Graduate School of Business.

Current Public Company Directorships:

•  frontdoor, inc.

•  Chewy, Inc.

•  Grubhub Inc.

•  The New York Times Company

Former Directorships (last 5 years):

•  Pandora Media, Inc.

•  Teladoc Health, Inc.

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LIANE J. PELLETIER
Director since: 2018 INDEPENDENT Committees: • Audit Committee • Compensation Committee

Ms. Pelletier was appointed to the Board of Directors of the Company in September 2018, and serves as a member of our Audit Committee and our Compensation Committee. Since 2011, Ms. Pelletier has served as a public company independent board director across multiple industries. From 2003 through 2011, Ms. Pelletier was the Chairwoman, Chief Executive Officer, and President of Alaska Communications Systems, an Alaska-based telecommunications and information technology services provider. Prior to this, Ms. Pelletier held a number of executive positions at Sprint Corporation, a telecommunications company. Ms. Pelletier currently serves on the board of directors and is chair of the nominating and corporate governance committee and member of the audit committee at Expeditors International of Washington, Inc., a global logistics company, and she also serves on the board of directors, is member of the compensation committee and is Lead Independent Director at ATN International, Inc., a holding company of telecommunication companies. She also currently serves on the board and is a member of the nominating and corporate governance committee of Switch, Inc., a data center and technology infrastructure company. In 2017, she earned a professional certificate in cybersecurity from Carnegie Mellon’s Software Engineering Institute. Ms. Pelletier’s experience in executive and boardroom leadership, particularly in highly regulated industries, and expertise in cybersecurity oversight, business model transformation and shareholder engagement qualify her to serve on our Board of Directors. Ms. Pelletier earned her B.A. in Economics from Wellesley College and an M.S. from the Sloan School of Business at the Massachusetts Institute of Technology.

Current Public Company Directorships:

•  frontdoor, inc.

•  ATN International, Inc.

•  Expeditors International of Washington, Inc.

•  Switch, Inc.

Former Directorships (last 5 years):

•  None

REXFORD J. TIBBENS President & CEO
Director since: 2018 Committees: • None

Mr. Tibbens has served as the President and Chief Executive Officer and as a member of the Board of Directors of the Company since May 2018. From April 2015 to December 2017, Mr. Tibbens served as the chief operating officer of Lyft, a leading on-demand transportation company based in San Francisco, California. While at Lyft, Mr. Tibbens worked to expand the service to every state and launched crucial strategic initiatives, including Lyft’s Nashville support center and Express Drive, a program that allowed potential Lyft drivers to rent vehicles so they could provide service in select cities. From August 2011 to March 2015, Mr. Tibbens served as a vice president at Amazon. com, Inc., a global e-commerce and technology company, where he led the technical and product development of Prime Now, Amazon’s one-hour delivery service. Before Amazon, Mr. Tibbens spent twelve years at Dell Inc., a global technology company, serving in a variety of operations and logistics roles, including as executive director of Global Services. Mr. Tibbens currently serves on the board and is a member of the audit and compensation committees of Arrival, a global manufacturer of electric vehicles . Mr. Tibbens’s versatile experience in executive leadership, including service as the Company’s President and Chief Executive Officer, a history of building strong cultures, repeated success in innovating and growing businesses and proven track record of delivering stockholder value, qualifies him to serve on our Board of Directors. Mr. Tibbens is a graduate from the University of Kentucky, with a bachelor’s degree in Finance, and also holds an M.B.A. from Case Western Reserve University.

Current Public Company Directorships:

•  frontdoor, inc.

•   Arrival

Former Directorships (last 5 years):

•  None

There are no family relationships among our directors and executive officers.

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Director Compensation

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation for non-employee directors, our Board considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required by the Company of members of our Board. Directors who are employees of the Company receive no compensation for their service as directors.

Compensation and Stock Paid to Directors

Members of our Board of Directors who are not employees of the Company receive an annual retainer of $200,000, of which $80,000 is payable quarterly in cash (i.e., $20,000 per quarter) and $120,000 is payable annually at the time of the Annual Meeting of Stockholders in shares of fully vested Common Stock. Each director may elect to defer the receipt of the shares of Common Stock as deferred share equivalents to a point in the future. The shares are issued pursuant to the 2018 Omnibus Incentive Plan (the “2018 Plan”), and the number of shares of the Company’s Common Stock granted as part of the annual retainer is determined by using the grant date fair value, as defined in the 2018 Plan as the closing price of the Company’s Common Stock on the Nasdaq Global Select Market (“Nasdaq”) on the trading day that immediately precedes the grant date. This value is then used to determine the number of shares required to satisfy the share portion of the director’s annual retainer, rounded up for the avoidance of fractional shares.

In addition to the amounts described above, the non-employee Chairman of the Board of Directors receives an additional annual cash retainer of $50,000, paid quarterly (i.e., $12,500 per quarter), and an additional $100,000 award of fully vested Common Stock payable annually at the time of the Annual Meeting of the Stockholders. The chairs of the Audit Committee of the Board of Directors (the “Audit Committee”) and the Compensation Committee of the Board of Directors (the “Compensation Committee”) each receive an additional annual cash retainer of $20,000, paid quarterly (i.e., $5,000 per quarter), and the chair of the Nominating and Corporate Governance Committee receives an additional cash retainer of $10,000, paid quarterly (i.e., $2,500 per quarter).

All of our directors are reimbursed for reasonable expenses incurred in connection with attending Board meetings and committee meetings. The Company will also reimburse certain expenses incurred by directors in connection with attending director education programs as well as memberships in director organizations.

In October 2020, after consultation with Meridian Compensation Partners, LLC (“Meridian”), its independent compensation consultant, the Compensation Committee reviewed the director compensation program and decided not to make any changes at that time.

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Director Compensation Table

The following table sets forth information concerning the compensation by the Company of our directors (other than Mr. Tibbens who is a named executive officer) for fiscal 2020.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
William C. Cobb(3)(4)	$150,000	$220,033	$370,033
Anna C. Catalano	$80,000	$120,030	$200,030
Peter L. Cella(5)	$90,000	$120,030	$210,030
Richard P. Fox(6)	$100,000	$120,030	$220,030
Brian P. McAndrews	$80,000	$120,030	$200,030
Liane J. Pelletier	$80,000	$120,030	$200,030

(1)	Amounts consist of the cash retainers earned in fiscal 2020 and paid quarterly for services rendered as directors on our Board of Directors.
(2)	Stock awards consist solely of awards of the Company’s fully vested Common Stock. The amounts shown represent the aggregate grant date fair value of stock awards granted by the Company in fiscal 2020 calculated in accordance with applicable accounting standards for services on the Company’s Board of Directors. Messrs. Cobb, Cella, Fox and McAndrews and Mses. Catalano and Pelletier were granted an annual stock award of fully vested shares of the Company’s Common Stock on May 13, 2020, with a grant date fair value as follows: Mr. Cobb, $220,033; Ms. Catalano, $120,030; Mr. Cella, $120,030; Mr. Fox $120,030; McAndrews $120,030; and Ms. Pelletier, $120,030; in each case, based solely on the closing price of our Common Stock on the Nasdaq on the day before the date of the grant. Messrs. Cobb and Cella elected to defer receipt of their grant of an annual stock award until 30 days after they no longer sit on the Company’s Board.
(3)	Chairman of Board of Directors.
(4)	Chair of the Compensation Committee.
(5)	Chair of the Nominating and Corporate Governance Committee.
(6)	Chair of the Audit Committee.

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Corporate Governance

Governance Highlights

Following are highlights of corporate governance at the Company. Please see the following pages of this section for more information.

Board Independence	• All of our director nominees other than our Chief Executive Officer (“CEO”) are independent.
Board Committees	• We have three Board committees—Audit, Compensation and Nominating and Corporate Governance. • All committees are comprised of independent directors.
Executive Sessions	• Independent members of the Board and each of the committees regularly meet in executive session with no member of management present.
Board Leadership	• Our Board is led by an independent Chairman of the Board.
Board Diversity	• The composition of the Board encompasses a broad range of skills, expertise and industry knowledge, as well as gender, racial and ethnic diversity.
Risk Oversight	• The Board and its committees are active in overseeing Company risk and regularly review the allocation of risk oversight among the Board and committees.
Accountability to Stockholders

•  Effective with our 2022 Annual Meeting of Stockholders, directors will be elected annually.

•  The Board has proposed amendments to the Company’s amended and restated certificate of incorporation (our “Charter”) to eliminate the requirements for a supermajority vote of stockholders to amend the Company’s Charter and amended and restated bylaws (our “Bylaws”), concurrent with the 2022 Annual Meeting of Stockholders (see Proposal 4).

•  We have a robust stockholder engagement program.

Self-Assessment

•  The Board and the committees annually evaluate and discuss their respective performance and effectiveness.

•  The Nominating and Corporate Governance Committee establishes procedures to oversee and report findings to the Board.

Succession Planning	• The CEO reports to the Board on succession planning at least annually. • The full Board is responsible for ensuring that there is a succession plan for the CEO.
Environmental Social and Governance Oversight	• The Nominating and Corporate Governance Committee is responsible for overseeing environmental, social and governance initiatives and risk at the Company and receives regular updates from management.

Composition of the Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Board is composed of a majority of independent directors. Our Charter provides for a classified board of directors, with members of each class serving staggered terms that commenced in 2018 for each director as indicated below. We currently have two directors in Class I, three directors in Class II and two directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The current terms of directors in Classes I, II and III end at the Annual Meetings in 2022 and 2021, as indicated below:

Class I:

Mr. Cella and Ms. Pelletier serve as Class I directors of the Board whose term expires at our 2022 Annual Meeting of Stockholders;

Class II:

Mr. Fox, Mr. McAndrews and Mr. Tibbens serve as Class II directors of the Board whose term expires at the 2021 Annual Meeting; and

Class III:

Ms. Catalano and Mr. Cobb serve as Class III directors of the Board whose term expires at the 2021 Annual Meeting.

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Our Board of Directors is in the process of declassifying. Commencing with the 2020 Annual Meeting of Stockholders, our directors are elected for one-year terms. Each director will be elected in the year in which the term for his or her current class expires, and thereafter each director will serve for a term of one year and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Consequently, by 2022, all of our directors will stand for election each year for one-year terms, and at the conclusion of the 2022 Annual Meeting of Stockholders (the declassification date), our Board will no longer be divided into three classes.

At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election, with directors not receiving a majority of the votes cast required to tender their resignations for consideration by the Board of Directors, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election.

The number of members on our Board of Directors may be fixed by resolution adopted from time to time by the Board. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Each director shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

The names and certain information with respect to each of our current directors is set forth above in the section entitled “Proposal I Election of Class II and Class III Directors—Directors of the Company.”

The Board of Directors held 8 meetings during fiscal 2020. In fiscal 2020, each director attended our 2020 Annual Meeting of Stockholders and each director attended 100% of the meetings of the Board and committees on which he or she served as a member.

Diversity of Our Board of Directors

The following reflects information provided by our directors regarding their gender, race and ethnicity.

	Catalano	Cella	Cobb	Fox	McAndrews	Pelletier	Tibbens
Race and Ethnicity
Asian	•
White		•	•	•	•	•	•
Gender
Male		•	•	•	•		•
Female	•					•

Director Independence

A majority of our Board of Directors is composed of directors who are “independent” as defined by the rules of the Nasdaq and the Corporate Governance Guidelines adopted by our Board. We seek to have all of our non-management directors qualify as “independent” under these standards. Our Board has established guidelines to assist it in making its determination of director independence. These guidelines provide that no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with our Company or our subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company or any of our subsidiaries).

Our Board of Directors has determined that each of Messrs. Cella, Cobb, Fox and McAndrews and each of Mses. Catalano and Pelletier were independent under the director independence standards described above. Our Board will assess on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nominating and Corporate Governance Committee, will make a determination as to which members are independent.

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Committees of the Board of Directors

Our Board of Directors has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the Nasdaq listing standards.

Our Audit Committee is primarily responsible, among its other duties and responsibilities, for oversight of the following:

•	the establishment of an effective “tone at the top” by the CEO and other members of senior management;
•	our accounting, financial and external reporting processes and practices;
•	the quality and integrity of our financial statements and the audits of such financial statements;
•	the independence, qualifications and performance of our independent registered public accounting firm;
•	the effectiveness of our internal control over financial reporting and the performance of our internal audit function;
•	our system of disclosure controls and procedures;
•	the administration of our enterprise risk management program and monitoring of the risks assigned to it by our Board of Directors;
•	the policies for hiring employees or former employees of our independent registered public accounting firm;
•	the review of the Company’s earnings press release as well as financial information and earnings guidance provided therein;
•	the review of the annual audited financial statements or quarterly financial statements, as applicable, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein;
•	the identification, monitoring and reporting of related party transactions;
•	emerging trends relevant to the work of audit committees;
•	our compliance with legal and regulatory requirements and our standards of business conduct and ethics;
•	our cybersecurity risk, including policies and procedures for assessing, managing and responding to that risk; and
•	the preparation of the Audit Committee Report required to be included in this Proxy Statement.

In furtherance of the above, our Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of our independent registered public accounting firm. The charter of our Audit Committee is available without charge on our website.

The current members of the Audit Committee are Richard P. Fox (Chair), Peter L. Cella and Liane J. Pelletier. Our Board of Directors has designated each member as an “audit committee financial expert” and has determined that each member is “financially literate” under the Nasdaq listing standards. Our Board also has determined that each member of the Audit Committee is “independent” as defined under the Nasdaq listing standards and Exchange Act rules and regulations.

The Audit Committee held 6 meetings during fiscal 2020. Each member of the Audit Committee attended 100% of the Audit Committee’s meetings during fiscal 2020.

Compensation Committee

Our Compensation Committee is primarily responsible, among its other duties and responsibilities, for the following:

•	reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers of our Company and its subsidiaries (including the CEO) and to make recommendations to our Board of Directors regarding non-management director compensation;
•	reviewing and approving the “Compensation Discussion and Analysis” and “Compensation Committee Report” required to be included in this Proxy Statement;
•	establishing and overseeing the general compensation philosophy, structure, policies and compliance of our Company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of our Company and its subsidiaries; and
•	taking such other actions relating to the compensation and benefits structure, succession planning, talent review and diversity and inclusion initiatives of the Company as the Committee deems necessary or appropriate.

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The Compensation Committee also periodically reviews management development and succession plans. The charter of our Compensation Committee is available without charge on our website.

For additional information on the Compensation Committee’s activities, its use of outside advisors and its consideration and determination of executive compensation, as well as the role of our CEO in recommending the amount or form of compensation paid to the other named executive officers, see “Compensation Discussion and Analysis.”

The current members of the Compensation Committee are William C. Cobb (Chair), Anna C. Catalano and Liane J. Pelletier. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under the Nasdaq listing standards. The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers.

The Compensation Committee held 6 meetings during fiscal 2020. Each member of the Compensation Committee attended 100% of the meetings of the Compensation Committee during fiscal 2020.

Compensation Committee Interlocks and Insider Participation

During 2020, no member of the Compensation Committee was at any time an officer or employee of our Company or any of our subsidiaries, nor was any such person a former officer of our Company or any one of our subsidiaries. During 2020, there were no related person transactions between our Company and any of our Compensation Committee members that require disclosure under SEC rules.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is primarily responsible, among its other duties and responsibilities, for the following:

•	identifying and recommending candidates to the Board of Directors for election to our Board, consistent with criteria approved by our Board;
•	overseeing the system of corporate governance of the Company, including recommending to the Board of Directors corporate governance guidelines that are applicable to us;
•	reviewing the composition of the Board of Directors and its committees;
•	reviewing and evaluating current directors for re-nomination to the Board or re-appointment to any Board committee;
•	overseeing the self-evaluation of the Board and its committees; and
•	overseeing the Company’s environmental, social and governance (“ESG”) initiatives.

The charter of our Nominating and Corporate Governance Committee is available without charge on our website.

The current members of the Nominating and Corporate Governance Committee are Peter L. Cella (Chair), Richard P. Fox and Brian P. McAndrews. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the Nasdaq listing standards.

The Nominating and Corporate Governance Committee held 5 meetings during fiscal 2020. Each member of the Nominating and Corporate Governance Committee attended 100% of the meetings of the Nominating and Corporate Governance Committee during fiscal 2020.

Corporate Governance Practices and Policies

Board Leadership Structure

Our Board of Directors is currently led by our Chairman, William C. Cobb. As stated in our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman of the Board and CEO. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the Company at a given point in time. The Board believes this governance structure currently promotes a balance between the Board’s independent authority to oversee our business and the CEO and his management team who manage the business on a day-to-day basis. The Board expects to review its leadership structure annually to ensure that it continues to meet our needs.

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Executive Sessions

Our Board of Directors holds regular and special meetings throughout each calendar year. In conjunction with those meetings, executive sessions, which are meetings of the independent directors, are regularly scheduled throughout the year. Our non-executive Chairman will preside over the executive sessions of the Board. The committees of the Board, as described more fully above, also meet regularly in executive sessions.

Selection of Nominees for Election to the Board

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will identify and select, or recommend that the Board of Directors select, Board candidates who the Nominating and Corporate Governance Committee believes are qualified and suitable to become members of the Board, consistent with the criteria for selection of new directors adopted from time to time by the Board. The Nominating and Corporate Governance Committee will consider, among other things, the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors, and the general qualifications of the potential nominees in light of director qualification criteria established by our Board, as described further below under “—Director Qualification Standards.”

In identifying candidates for election to the Board of Directors, the Nominating and Corporate Governance Committee will consider nominees recommended by directors, stockholders and other sources. The Nominating and Corporate Governance Committee will review each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee will recommend the candidate for consideration by the full Board. The Nominating and Corporate Governance Committee has engaged a third-party search firm to assist it in identifying, evaluating and recommending potential nominees.

The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the Board of Directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: c/o Corporate Secretary, frontdoor, inc., 150 Peabody Place, Memphis, Tennessee 38103. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the Board. Our Bylaws set forth the requirements for direct nomination by a stockholder of persons for election to the Board.

Director Qualification Standards

The Nominating and Corporate Governance Committee charter sets forth certain criteria for the committee to consider in evaluating potential director nominees. In addition to evaluating a potential director’s independence, the committee will consider whether director candidates satisfy criteria established by the Board of Directors in order to assure that our Board will have the necessary breadth and depth to perform its oversight function effectively, such as: integrity, honesty and adherence to high ethical standards; demonstrated business acumen, experience and ability to exercise sound judgments and willingness to contribute positively to the decision-making process of the Company; skills and expertise in one or more areas relevant to us; willingness and capability to take the time to actively participate in Board and committee meetings and related activities; ability to understand the interests of our various constituencies; and the ability to satisfy independence standards with no conflicts of interest. Our Board values diversity on the Board, including gender, racial and ethnic diversity, as well as a range of different experiences, educations, backgrounds, perspectives, skills and knowledge. Our Board is committed to seeking women and individuals from minority groups to achieve a Board composition that reflects the stakeholders we serve. To that end, the Nominating and Corporate Governance Committee will endeavor to include women and individuals from minority groups in the pool from which new nominees are chosen. The committee may reevaluate and recommend for Board approval the relevant criteria for Board membership from time to time in response to changing business factors or regulatory requirements. Our full Board will be responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

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Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available on our website. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, Board composition, director orientation and continuing education, ethics and conflict of interest, Board access to management and advisers, director compensation, Board and committee self-evaluation, Board meetings and administration and succession planning. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our Board any changes to the guidelines.

Stockholder Engagement

We expect all of our directors to attend our annual meetings of stockholders and be available to answer questions from stockholders at the meetings. Between meetings, we expect Rexford J. Tibbens, our President and CEO, and/or Brian K. Turcotte, our Senior Vice President and Chief Financial Officer (“CFO”), to engage with stockholders on a regular basis at industry and financial conferences, road shows, and one-on-one meetings. In addition, we are committed to engaging in stockholder outreach to better understand our stockholders’ perspectives and to better understand their priorities and concerns on the topics of our corporate governance and executive compensation, as well as broader ESG practices. We believe that ongoing engagement builds mutual trust and understanding with our stockholders.

During 2020, we reached out to more than 25 of our largest stockholders—representing over 70% of our outstanding shares—and were able to engage with a majority of these firms. The feedback we have received from our major stockholders has been supportive, and included suggestions to increase disclosure of ESG efforts and to consider a performance-based component to our long-term equity compensation. See the sections below entitled “Environmental, Social and Governance” and “Compensation Discussion and Analysis—Determination of Executive Compensation—Fiscal 2021 Executive Compensation” for more information on how we have addressed these comments.

Communicating with the Board of Directors

Any stockholder or interested party who wishes to communicate with our Board of Directors as a whole, the independent directors, or any individual member of the Board or any committee of the Board may write to or email the Company at: c/o General Counsel, frontdoor, inc., 150 Peabody Place, Memphis, Tennessee 38103 or Board_of_Directors@frontdoorhome.com.

Our Board of Directors has designated our General Counsel or his or her designee as its agent to receive and review written communications addressed to the Board, any of its committees, or any Board member or group of members. The General Counsel may communicate with the sender for any clarification. The General Counsel will promptly forward to the chairman of the Board all communications, other than ordinary business communications, and in consultation with the chairman of the Board and our CEO, will determine the next steps. The General Counsel will also forward to the appropriate committee chair any communication alleging financial, legal, ethical or compliance issues or any other matter deemed by the General Counsel to be potentially material to us. As an initial matter, the General Counsel will determine whether the communication is a proper communication for the Board. The General Counsel will not forward to the Board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, junk mail and mass mailings, business or employment solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the General Counsel to be insignificant to the Company, or ordinary business communications.

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Risk Oversight

Our Board of Directors as a whole has responsibility for overseeing our risk management. The Board exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the Board into the identification and assessment of key risks and our risk mitigation strategies. The full Board has primary responsibility for evaluating strategic and operational risk management, including cybersecurity risk and succession planning. Our Audit Committee is responsible for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, and for overseeing compliance related to legal and regulatory exposure, and meets regularly with our chief legal and compliance officer. Our Audit Committee also undertakes responsibility for assisting the Board in overseeing cybersecurity risk, including policies and procedures for assessing and managing that risk, and meets with appropriate members of our management team regarding such risk at least quarterly. Our Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Nominating and Corporate Governance Committee oversees risks associated with ESG issues as more fully described below, including the assessment and development of plans to address risks arising from ESG issues. Each of these committees provide reports to the full Board regarding these and other matters.

Code of Conduct and Financial Code of Ethics

Our Board of Directors has adopted a Code of Conduct that applies to all of our directors, officers and employees, as well as a Financial Code of Ethics that applies to the CEO, CFO, Controller, and other designated officers and employees, including our financial employees. The Code of Conduct and Financial Code of Ethics each address matters such as acting with integrity, conflicts of interest, confidentiality and compliance with laws and regulations. The Company takes seriously allegations of non-compliance with the Code of Conduct, other Company policies and applicable laws and regulations. The Company maintains the confidentiality of information and individuals related to reports of violations required by law or when needed to properly examine or adequately respond to the matter. Employees may submit concerns and other complaints, including with respect to accounting, internal accounting control or auditing matters, fraud or other non-compliance anonymously through our Ethics Helpline or website. The Code of Conduct and the Financial Code of Ethics are available without charge on our website.

We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our executive officers or our directors, by posting such information on our website.

Environmental, Social and Governance

In 2020, we established the foundation of our ESG program based on existing governance and an oversight structure, adopted new policies and initial goals and gathered data. In early 2021, we began publicly reporting on our ESG efforts on our website at https://www.frontdoorhome.com/about/sustainability. Please check our website periodically for highlights of our progress.

Governance and ESG Oversight

We strengthened our governance in 2020 by, among other things:

•	Continuing to update numerous corporate policies to support the Company’s values as embodied in our guiding principles (our House Rules) while also ensuring risk management. Key policy updates were our Code of Conduct and Financial Code of Ethics;
•	Adopting a Political Activity Policy to guide our Company’s political activities to help ensure compliance with law and appropriate oversight from our Board of Directors and the Nominating and Corporate Governance Committee;
•	Completing an additional third-party audit of our cybersecurity, developing plans for future enhancements, under the oversight of our Audit Committee and continuing to implement information security training across our employee population; and
•	Implementing new employee policy training, including for our updated Code of Conduct.

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Our ESG program is managed by a committee comprised of senior management and other employees, with oversight from our CEO. The ESG committee met multiple times in 2020 to approve initial goals and priorities, advise on policies and review data and communications. Our Company’s efforts related to COVID-19 were an additional focus in 2020 that was managed across multiple teams within the Company. Management regularly reports on ESG issues and progress to the Nominating and Corporate Governance Committee, which has oversight responsibility for our ESG efforts. Our oversight structure helps ensure that our ESG initiatives take into consideration the potential materiality to our business, as well as our potential to positively impact our employees, supply chain, customers and communities.

Environmental Commitments

We recognize that changes in our environment, such as climate change, are a risk to our business and communities, and believe that efficiency in the use of resources is important. Following are some of the ways we lived our environmental commitments in 2020.

•	We adopted our Environmental Policy—a framework for our environmental commitments that helps us to identify and prioritize our focus areas and holds us accountable.
•	Our Streem technology allows service contractors to engage remotely with customers for diagnostic work, which in turn, reduces the need for in-home visits. Not only does this reduce exposure to health concerns such as COVID-19, it also eliminates carbon emissions from service vehicles that are not on the road.
•	We began tracking and estimating how replacement, repair and refurbishment of major appliances, water heaters and HVAC systems by our service contractors contributes to significantly reduced consumption of natural resources over standard energy efficient models and avoidance of waste.

Social Responsibility

COVID-19 Response

As a leader in our industry and communities, we took unprecedented steps to protect the health and well-being of our employees, customers and contractors, and continued to respond in real-time to the needs of the business, even as we were just beginning to build the social aspects of our ESG program.

•	We were deemed to be an essential service and continued to provide essential home services to our customers.
•	We transitioned all of employees and our contact center agents to work remotely from their homes, ensuring uninterrupted customer service, and provided personal protective equipment to our service contractors.
•	We also provided free of charge for a limited time, our Streem remote video communication platform to service providers and real estate professionals to transform how they provide services to customers and clients.

Diversity and Inclusion

We also led through action, furthering our House Rules, by affirming our commitment to and belief in the empowerment of diversity and inclusion. Among other things, we:

•	Published our Diversity and Inclusion statement and an open letter affirming our commitment to drive lasting change by combating racism and biases;
•	Further expanded on diversity and inclusion in our Code of Conduct;
•	Appointed a senior director of diversity and inclusion to help build an inclusive environment that fosters innovation and transformation;
•	Conducted multiple diversity and inclusion panels and focus groups to encourage discussion and understanding within our company; and
•	Launched our first unconscious bias training.

Supporting Our Employees

The wellbeing of our employees has been an ongoing priority for the Company.

•	We seek to offer competitive pay and benefits to all employees in each country in which we operate, including paid time off, leave and work from home policies.
•	We also enhanced benefits to support employees in their caregiving responsibilities.
•	We also expanded telehealth offerings, introduced mental health teleservices, and provided regular access to content to support employees’ financial, physical and emotional wellness during a challenging 2020.

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•	Our ongoing talent development program encourages regular conversations between employees and their managers, and we offer both instructor-led and online learning opportunities.
•	In 2020 we introduced free online courses from over 200 leading universities and companies, and we continued to offer tuition reimbursement for U.S.-based full-time employees.

Our Human Rights Policy

In early 2021, we adopted a Human Rights Policy to further set forth our beliefs and commitments related to diversity and inclusion, employee health and safety, and forced and child labor, among other issues, as well as our expectations for our vendors, suppliers and business partners.

Community Support

We are a tech-enabled, people-powered business, that is built on a commitment to service, and we represent the communities that we serve.

•	In October—the second anniversary of the Spin-off—we launched our “Bring the Good” community service campaign virtually and expanded it to the entire month. Each day we showcased new opportunities to support worthwhile organizations, celebrated the good work of employees making a difference in their communities, and hosted our inaugural Race for Good. Through Bring the Good month and other activities throughout the year, we made donations to more than 50 non-profit organizations in 2020.
•	Also, in 2020, our American Home Shield brand and our other home service plan brands joined Feeding America in the fight to end hunger – a situation that grew more urgent throughout 2020. In all, our donations helped bring nearly 7.8 million meals to families across the United States.
•	In early 2020, we donated equipment that was in good working condition, but no longer meeting our needs to a well-deserving organization: Tech for Troops, which is the nation’s fastest-growing veterans organization focused on bridging the digital divide for veterans and their families.

Support for the Trades

Support for the trades and trade school programs continues to be a priority for our ESG efforts. In response to challenges due to COVID-19 in 2020, we provided our service contractors with over 200,000 items of personal protection equipment for their protection and the protection of our customers.

Procedures for Treatment of Complaints Regarding Accounting Controls and Auditing Matters

In accordance with the Sarbanes-Oxley Act, our Board of Directors has adopted procedures for the receipt, retention and treatment of complaints regarding accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters. These procedures for the receipt, retention and treatment of complaints are also available for use by employees who would like to raise other concerns, such as concerns related to harassment, conflicts of interest or other matters discussed in our Code of Conduct.

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Certain Securities Transactions

Short Selling

Our Board of Directors has adopted a policy that prohibits our directors, officers and employees from short sales and transactions in puts and calls of our equity securities. Short sales of our securities evidence an expectation on the part of the seller that such securities will decline in value and signal to the market an absence of confidence in our short-term prospects. Short sales may also reduce the seller’s incentive to improve our performance.

Pledges and Hedges

In addition, the policy prohibits any of our directors, officers and employees from pledging our equity securities or engaging in hedging transactions in our equity securities. Certain forms of hedging or monetization transactions (such as zero-cost collars, equity swaps, exchange funds and forward sale contracts) allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential appreciation in the stock. These transactions allow the person to continue to own the stock, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as our other stockholders.

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PROPOSAL 2

Ratification of The Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for fiscal 2021. The Audit Committee first retained Deloitte as our independent registered public accounting firm in October 2018 immediately following the Spin-off, and Deloitte has continued to serve in that capacity through fiscal 2020.

The Audit Committee annually evaluates the independence and performance of our independent registered public accounting firm and determines whether to retain the current firm or consider other firms. In addition, in conjunction with the mandated rotation of our external auditor’s lead engagement partner, the Audit Committee and its chair are directly involved in the selection of the external auditor’s new lead engagement partner.

In selecting Deloitte as our independent registered public accounting firm for fiscal 2021, the Audit Committee considered carefully Deloitte’s performance as the Company’s independent registered public accounting firm in fiscal 2020, its independence with respect to the services to be performed, its technical expertise and knowledge of the Company’s industry and operations, the reasonableness of its fees, and its general reputation for adherence to professional auditing standards. The Audit Committee and the Board of Directors believe that the continued retention of Deloitte as our independent registered public accounting firm is in the best interests of the Company and our stockholders. Representatives of Deloitte are expected to participate in the 2021 Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Ratification by the stockholders of the selection of the independent registered public accounting firm is not required, but the Board of Directors believes that it is desirable to submit this matter to the stockholders. If the selection of Deloitte is not ratified at the 2021 Annual Meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment. Even in the event our stockholders ratify the appointment, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during fiscal 2021 if the committee determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021.

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Independent Auditor Fees and Services

The following table summarizes the fees that Deloitte billed to us for fiscal 2020 and fiscal 2019 for audit and other services. Audit fees also include an estimate of amounts not yet billed.

	Fiscal 2020	Fiscal 2019
Audit Fees	$1,257,860	$1,450,440
Audit-Related Fees	$101,790	$99,790
Tax Fees	$0	$0
All Other Fees	$0	$30,000
TOTAL FEES	$1,359,650	$1,580,230

Audit Fees

Audit fees for fiscal 2020 and fiscal 2019 include fees paid for professional services rendered by Deloitte in connection with the audit and quarterly review of the Company, the audit of the effectiveness of internal controls over financial reporting and other services associated with regulatory filings.

Audit-Related Fees

Audit-related fees for fiscal 2020 and fiscal 2019 principally represent fees paid for professional services rendered by Deloitte in connection with support related to certifications performed for statutory requirements.

Tax Fees

Deloitte did not render any tax compliance, tax advice or tax planning services to us in fiscal 2020 or fiscal 2019.

All Other Fees

All Other fees for fiscal 2019 are fees paid for services rendered by Deloitte in connection with the development and delivery of training for purposes of leadership development. There were no such fees paid for fiscal 2020.

Pre-Approval Policy

The Audit Committee’s Policy Regarding Pre-Approval of Services of the Independent Auditor of Frontdoor provides for pre-approval of audit, audit-related, tax and other services specifically described in the policy. Requests for services that require the specific approval by the Audit Committee must be submitted to the Audit Committee by both our independent registered public accounting firm and our CFO or other appropriately designated officer, and must include a joint statement stating that the performance of such services will not impair the independence of the independent auditor and whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that such authority shall not include the approval of services for which the associated fees exceed $150,000. Pursuant to this delegation, the committee member to whom such authority is delegated must report any pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated specific pre-approval authority to its chair, subject to and in accordance with the terms of the policy.

All of the services described above were pre-approved by the Audit Committee in accordance with the policy.

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Audit Committee Report

The following is the report of the Audit Committee of the Board of Directors with respect to the Company’s audited financial statements for fiscal 2020.

The Audit Committee is governed by the Audit Committee Charter adopted by the Company’s Board of Directors. Our Board has determined that each current member of the Audit Committee, Richard P. Fox, Peter L. Cella and Liane J. Pelletier, (i) is an “independent” director based on Nasdaq Rule 5605 and our Corporate Governance Guidelines, (ii) satisfies the SEC’s additional independence requirement for members of audit committees, and (iii) is an “audit committee financial expert” as defined by SEC rules.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee has met, reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has held discussions with management and Deloitte, the Company’s independent registered public accounting firm for fiscal 2020, regarding the fair and complete presentation of the Company’s financial position and results of operations in accordance with U.S. GAAP and regulations of the SEC. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company’s consolidated financial statements have been prepared in accordance with U.S. GAAP. Deloitte is responsible for expressing opinions on the conformity of the Company’s financial statements with U.S. GAAP and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also has held discussions with management and Deloitte regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

In addition, the Audit Committee has:

•	Reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2020 and discussed them with management and Deloitte;
•	Discussed with Deloitte various communications that Deloitte is required to provide to the Audit Committee, including matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•	Received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with Deloitte their independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2020.

The Audit Committee has selected Deloitte as the Company’s independent registered public accounting firm for fiscal 2021, and the Board of Directors has approved submitting such selection to the stockholders for ratification.

This report is being provided by the following independent directors who constituted the Audit Committee as of February 22, 2021, the date of the approval of this report by the Audit Committee.

Respectfully submitted,
Audit Committee
Richard P. Fox, Chair
Peter L. Cella
Liane J. Pelletier

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PROPOSAL 3

Advisory Vote to Approve Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, the Company is seeking advisory stockholder approval of the compensation of its named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”

As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, the 2020 executive compensation program of the Company was designed to achieve the following key objectives:

•	Align executive interests with those of stockholders by focusing management on the attainment of the Company’s strategic objectives, rewarding long-term, value-creating growth and encouraging stock ownership;
•	Support the building of a highly engaged, high performance culture with a strong shared talent mindset in support of a one company philosophy as measured through the Company’s employee engagement survey, and succession plans for key positions;
•	Attract, retain, focus, and reward highly motivated talent with strong team orientation and sense of accountability;
•	Be performance-based, with variable pay constituting a significant portion of total compensation, with differentiated awards based on an executive’s individual performance;
•	Encourage equity ownership among executives;
•	Encourage appropriate, and not excessive, risk taking;
•	Be simple to understand and administer; and
•	Target total direct compensation consisting of salary, annual cash incentive and long-term equity-based incentive awards to be competitive with our peer group to encourage growth and scale, while recognizing key competitive, fairness and performance considerations.

The Compensation Committee and the Board of Directors believe that the design of the 2020 executive compensation program, and hence the compensation awarded to named executive officers under the program, fulfilled these objectives. In particular, a significant portion of the compensation of the named executive officers consisted of long-term equity incentive compensation that aligns their compensation with the interests of stockholders over the long term.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses in detail how the Company’s compensation approach implements the Company’s compensation objectives.

While the results of the vote are non-binding and advisory in nature, the Compensation Committee and the Board of Directors intend to review and consider the results of the vote. The next vote to approve the compensation of our named executive officers is expected to be held at the Company’s 2022 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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Executive Officers of the Company

Below is a list of our executive officers and their respective ages (as of March 19, 2021).

REXFORD J. TIBBENS
Age 52 President and Chief Executive Officer, Director	Mr. Tibbens has served as the President and Chief Executive Officer and as a member of the Board of Directors of the Company since May 2018. From April 2015 to December 2017, Mr. Tibbens served as the chief operating officer of Lyft, a leading on-demand transportation company based in San Francisco, California. While at Lyft, Mr. Tibbens worked to expand the service to every state and launched crucial strategic initiatives, including Lyft’s Nashville support center and Express Drive, a program that allowed potential Lyft drivers to rent vehicles so they could provide service in select cities. From August 2011 to March 2015, Mr. Tibbens served as a vice president at Amazon. com, Inc., a global e-commerce and technology company, where he led the technical and product development of Prime Now, Amazon’s one-hour delivery service. Before Amazon, Mr. Tibbens spent twelve years at Dell Inc., a global technology company, serving in a variety of operations and logistics roles, including as executive director of Global Services. Mr. Tibbens currently serves on the board of directors of Arrival, a global manufacturer of electric vehicles. Mr. Tibbens is a graduate from the University of Kentucky, with a bachelor’s degree in Finance, and also holds an M.B.A. from Case Western Reserve University.

BRIAN K. TURCOTTE
Age 63 Senior Vice President and Chief Financial Officer	Mr. Turcotte has served as the Senior Vice President and Chief Financial Officer of the Company since July 2018. From March 2013 to July 2018, Mr. Turcotte served in a variety of leadership roles at Terminix, most recently as Treasurer and Vice President of Investor Relations. While at Terminix, he also previously served as Vice President of finance for American Home Shield and Franchise Services Group, and Vice President of finance for the consolidated marketing group. Prior to joining Terminix, from August 2007 to March 2013, Mr. Turcotte served as the vice president, finance and investor relations at Office Depot, a leading provider of business services and supplies, products and technology solutions, leading the shareholder communications effort, as well as having financial reporting responsibility for the company’s operations in Asia and Latin America. His career also includes time with Xylem Global Partners, a New York-based asset management firm, where he was vice president and equity analyst. Prior to that, he spent more than 25 years with International Paper, a global producer of pulp and paper products, holding a variety of leadership positions in investor relations, sales and marketing, global product development, and other functions at locations across the United States. Mr. Turcotte holds a bachelor’s degree in Engineering from the State University of New York at Syracuse University and an M.B.A. from the New York University Stern School of Business.

JEFFREY A. FIARMAN
Age 52 Senior Vice President, General Counsel and Secretary

Mr. Fiarman has served as the Senior Vice President, General Counsel and Secretary of the Company since August 2018. Prior to joining the Company, Mr. Fiarman served from July 2017 to August 2018 as general counsel for Wedgewood Pharmacy, a leading provider in the United States of customized medications for the veterinary market. Prior to joining Wedgewood Pharmacy, from September 2014 to July 2017, Mr. Fiarman advised startup companies and new business ventures, and co-founded an entrepreneurial venture focused on consumer wearable technology. From May 2013 until September 2014, Mr. Fiarman served as executive vice president, general counsel and secretary of IDEXX Laboratories, Inc., a leading animal diagnostics healthcare provider. While at IDEXX, he oversaw the company’s global legal, compliance, business development, regulatory and quality assurance functions. Prior to IDEXX, from June 2000 until April 2013, Mr. Fiarman served in various leadership roles with WW International, Inc. (formerly, Weight Watchers International, Inc.), a leading provider of weight management services, including seven years as executive vice president, general counsel and secretary, during which he provided oversight for a broad range of legal, regulatory, intellectual property and risk management functions. While at WW, Mr. Fiarman also served as the first general counsel and a member of the founding leadership team for WW’s internet business, the global cloud-based leader in consumer weight management services and products. Mr. Fiarman began his career as an attorney with Gibson, Dunn & Crutcher in Washington, D.C., specializing in corporate and tax law. Mr. Fiarman holds a bachelor’s degree in Economics from The Wharton School of the University of Pennsylvania and a Juris Doctor from Columbia University School of Law.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Respectfully submitted,
Compensation Committee
William C. Cobb, Chair
Anna C. Catalano
Liane J. Pelletier

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Compensation Discussion and Analysis

The Compensation Committee has the flexibility to establish appropriate compensation policies to attract and retain executives who are best positioned to execute on our business strategy.

Our named executive officers (“NEOs”) for 2020 were as follows:

•	Rexford J. Tibbens, President and CEO;
•	Brian K. Turcotte, Senior Vice President and CFO; and
•	Jeffrey A. Fiarman, Senior Vice President, General Counsel and Secretary.
Key Compensation Highlights	Page

• 2020 Annual Incentive Plan financial performance goal results adjusted in light of COVID-19	33

• PSUs added in 2021 to Long Term Incentive program for NEOs	34

What We Do and Don’t Do Within Our Executive Compensation Program

In designing our executive compensation program to meet the objectives described above, our Compensation Committee has incorporated the certain practices into the program and omitted certain other practices, as follows.

What We Do	What We Don’t Do
Pay for Performance	No Excessive Risk-Taking in Our Compensation Programs
Competitive Compensation/Peer Group Benchmarking	No Hedging, Pledging or Short Sales
Annual Compensation Risk Assessment	No Backdating or Repricing of Stock Options
Double Trigger Vesting for 2020 Equity Awards	No Tax Gross-Ups
Clawback Policy
Stock Ownership Guidelines
Independent Compensation Consultant

Objectives of Our Executive Compensation Program

Our compensation plans for executives (including the NEOs) are designed to:

•	Align executive interests with those of stockholders by focusing management on the attainment of the Company’s strategic objectives, rewarding long-term, value-creating growth and encouraging stock ownership;
•	Support the building of a highly engaged, high performance culture with a strong shared talent mindset in support of a one company philosophy as measured through the Company’s employee engagement survey, and succession plans for key positions;
•	Attract, retain, focus, and reward highly motivated talent with strong team orientation and sense of accountability;
•	Be performance-based, with variable pay constituting a significant portion of total compensation, with differentiated awards based on an executive’s individual performance;
•	Encourage equity ownership among executives;
•	Encourage appropriate, and not excessive, risk-taking;
•	Be simple to understand and administer; and
•	Target total direct compensation consisting of salary, annual cash incentive and long-term equity-based incentive awards to be competitive with our peer group to encourage growth and scale, while recognizing key competitive, fairness and performance considerations.

We believe that our pay actions for 2020 and the programs we have established fully reflect these objectives.

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Elements of Executive Compensation, Including for NEOs

The following chart describes in detail the individual pay components of our executive compensation program, the role of each component and the key characteristics and considerations of each component.

Pay Component	Role	Key Characteristics and Considerations
Salary	• Fixed portion of annual cash pay • Attract and retain highly qualified executives • Recognize individual performance

•   Value of role in competitive marketplace

•   Value of role to the Company

•   Skills, experience and future potential of executives

•   Performance record of the executive

•   Difficulty of replacing the executive

Annual Incentive Plan • Cash Payouts	• Variable, at-risk portion of annual cash pay • Motivate executives to achieve short-term Company performance goals that support our long-term strategy

•   Goals tied to key financial and strategic indicators of the Company’s success

•   Balance between short- and long-term business drivers

•   Remaining competitive with the markets in which the Company competes for talent

Long-term Incentives • Stock Options • Restricted Stock Units (“RSUs”) • Performance Shares (“PSUs”)	• Motivate achievement of long-term performance goals • Encourage equity ownership to align interests of executives with stockholders • Encourage retention of key talent

•   Realized value based on stock price performance in the case of stock options and RSUs, and in the case of PSUs, specific Company performance metrics

•   Awards with vesting periods that stretch over multiple fiscal years to create balance between short- and long-term objectives

•   Remaining competitive with the markets in which the Company competes for talent

Sign-on Awards • Cash Payouts • Stock Options • RSUs	• Enable the successful recruitment of talented executives

•   Cash and/or equity awards applied on a case-by-case basis to certain executives as an inducement to join the Company and to remain competitive with the markets in which the Company competes for talent

•   Equity awards are time-vested

Benefits, Perquisites and Severance Protection

•   Support the health and wellbeing of our executives and employees

•   Provide the opportunity for executives, like employees, to save on a tax-favored basis

•   Attract and retain qualified executives by ensuring that our benefit programs are competitive

•   Health and welfare and retirement benefits for executives are the same as those for all employees

•   Benefits, perquisites, and severance protection for executives based on competitive marketplace considerations

•   Consistent with standards of good governance

Each of these elements, discussed in more detail below, plays an integral role in our balancing of executive rewards over short- and long-term periods and our ability to attract and retain key executives. We believe the design of our executive compensation program creates alignment between performance achieved and compensation awarded and motivates achievement of both annual goals and sustainable long-term performance.

We believe it is necessary for our executive compensation program to be attractive to compete in the national market for executive talent and that our program must support our growth strategy and business objectives. As a result of this focus, we rely on competitive pay practices, and individual and business performance in determining the compensation of our executives. In making these compensation determinations, we also consider historical individual compensation levels and historical Company payout levels for annual cash incentives. The executive compensation program and underlying philosophy are reviewed at least annually to determine what, if any, modifications should be considered.

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Determination of Executive Compensation

Role of the Compensation Committee and Management

The role of our Compensation Committee is to assist our Board of Directors in the discharge of its responsibilities relating to our executive compensation program. The Compensation Committee is responsible for establishing, administering and monitoring our policies governing the compensation for our executive officers, including determining salaries and short- and long-term incentive awards.

The Compensation Committee will determine the CEO’s compensation and report and discuss the approved compensation with our Board of Directors. Our CEO will recommend to the Compensation Committee compensation for our other executive officers based on his assessment of each executive officer’s area of responsibility, individual performance, overall contribution and prevailing marketplace conditions. Our CEO provides input to the Compensation Committee regarding compensation mix, incentive plan design, pay levels and inducement packages pertaining to the recruitment of new executives. These items were assessed by the Compensation Committee, with input from the Compensation Committee’s independent compensation consultants, and considered by the Compensation Committee as part of its evaluation of our executive compensation program design. Our CEO will continue to play an active role in evaluating our executive leadership team and determining their compensation in support of the Compensation Committee’s activities. However, the CEO does not play a role in determining his own compensation.

Role of the Independent Compensation Consultant

The Compensation Committee engaged Meridian as its independent compensation consultant in July 2020. Farient Advisors LLC (“Farient”) served as an independent compensation consultant to the Compensation Committee until June 2020. During the compensation planning process, the Compensation Committee expects its compensation consultant to provide analysis, recommendations, and advice that will inform the Compensation Committee’s decisions. Each compensation consultant’s services include, but are not limited to: (i) providing market pay comparisons pertaining to the Company’s executives; (ii) assisting in the design and implementation of executive incentive plans to ensure appropriate linkage to stockholder value creation; (iii) updating the Compensation Committee on governance trends relating to executive compensation; and (iv) reviewing various proposals presented by management to the Compensation Committee on executive compensation matters. Pursuant to SEC rules, the Compensation Committee has assessed the independence of each of Meridian and Farient and has concluded that Meridian and Farient, and the individual compensation advisers employed by Meridian and Farient, are independent and have no conflicts of interests that would prevent Meridian or Farient from independently providing services to the Compensation Committee.

Peer Group

Our peer group for 2020 was established by our Compensation Committee with input from its independent compensation consultant and reflects a group of companies with similar or adjacent business models and who source talent from the same labor pools as the Company. In determining the peer group, the size and performance of the companies were taken into consideration, with preference given to companies having revenues generally ranging from 0.25 to 4.0 times the revenue of the Company.

2020 Peer Group
ADT Inc.	HomeServe plc
Alarm.com Holdings, Inc.	LendingTree, Inc.
ANGI Homeservices Inc.	Redfin Corporation
Cars.com Inc.	WW International, Inc.
FirstService Corporation	Yelp Inc.
Grubhub Inc.	Zillow Group, Inc.
H&R Block, Inc.

The Compensation Committee has used the peer group as a reference point when reviewing the competitiveness of our executive compensation program, making executive compensation decisions, and assisting with the design and operation of our annual incentive plan and long-term incentive awards.

In September 2020, the Compensation Committee completed a review of our peer group. The Compensation Committee considered a number of factors, beginning with company size, performance and industry. The Compensation Committee further examined potential peer companies for similarities in operations, including profitable growth;

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recurring revenue; home or real estate services; and transformational, local network-related, technology enabled and platform enabled businesses, and also included core and emerging peer companies based on the application of financial, industry, competitive and qualitative filters. Based on these factors and in order to better align the peer group to our current business and market for talent, the Compensation Committee adjusted our peer group for 2021 compensation to be comprised of the companies in the following table.

2021 Peer Group
ADT Inc.	KAR Auction Services, Inc.
Alarm.com Holdings, Inc.	Realogy Holdings Corp.
ANGI Homeservices Inc.	Redfin Corporation
Cars.com Inc.	Vivint Smart Home, Inc.
FirstService Corporation	WW International, Inc.
H&R Block, Inc.	Yelp Inc.
HomeServe plc	Zillow Group, Inc.
IAA, Inc.

The appropriateness of the companies comprising the peer group will be reassessed annually, and any changes to the composition of the group will be subject to approval by the Compensation Committee.

Say on Pay Vote

In 2020, the Compensation Committee considered the outcome of the stockholder advisory vote on 2019 executive compensation when making decisions relating to the compensation of our NEOs and our executive compensation program and policies. Our stockholders voted at our 2020 Annual Meeting of Stockholders, in a non-binding, advisory vote, on the 2019 compensation paid to our NEOs. Over 80% of the votes were cast in favor of the Company’s 2019 compensation decisions. See “Corporate Governance—Corporate Governance Practices and Policies—Stockholder Engagement” and “—Determination of Executive Compensation—Fiscal 2021 Executive Compensation” for additional information about our stockholder engagement during 2020 and the executive compensation program approved by the Compensation Committee for our 2021 fiscal year.

Components of 2020 Compensation

A significant portion of the 2020 total direct compensation for our executives consisted of variable, at-risk compensation. Variable, at-risk total direct compensation includes the 2020 annual cash incentive plan (“AIP”) award at target and long-term equity incentive award dollar value at target. The following charts illustrate the proportional components of 2020 compensation for our CEO, and the average proportional components of 2020 compensation for our other NEOs, as well as a percentage of overall, variable, at risk compensation.

In February 2020, the Compensation Committee determined the salary and incentive compensation opportunities for our executives for 2020. The Compensation Committee considered data regarding compensation for the Company’s 2020 Peer Group, as well as third-party salary survey information and the Company’s business strategy, and then adjusted the proportion of the pay components for each executive’s compensation, primarily to increase the focus on equity-based compensation.

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Salary

The Compensation Committee will annually review the salaries of our executives, which includes our executive officers and other members of the senior leadership team. The Compensation Committee may take into account various factors when considering annual merit increases, including:

•	Competitive practice among the Company’s peer group, as well as general industry practice;
•	The Company’s financial performance in the prior year and expectations for the coming year;
•	The impact that increased fixed costs will have on the ability to meet the Company’s annual operating plan;
•	Individual proficiency and experience; and
•	Internal equity.

The following table sets forth information regarding the 2020 salaries for our NEOs.

Named Executive Officer	Salary as of December 31, 2020
Mr. Tibbens	$800,000
Mr. Turcotte	$460,100
Mr. Fiarman	$450,000

The Compensation Committee determined not to increase the salaries of Messrs. Tibbens, Turcotte and Fiarman in 2020, making no change to the salaries in effect as of December 31, 2019.

Annual Cash Incentive Awards

2020 Annual Incentive Plan Design

The Compensation Committee approved an annual incentive plan for 2020 that was designed to reward the achievement of specific pre-set financial and strategic results measured over a fiscal year. The Compensation Committee determined that AIP awards for 2020 would be calculated based on the NEO’s eligible earnings, or base salary paid to the NEO, during fiscal 2020. The Compensation Committee considered that eligible earnings more accurately represents pay earned during the fiscal year than salary in effect at fiscal year-end.

The target bonus approved by the Compensation Committee for each NEO for 2020 is listed in the table below.

Named Executive Officer	AIP Annual Incentive Target as a Percentage of Eligible Earnings
Rexford J. Tibbens, President and CEO	100%
Brian K. Turcotte, Senior Vice President and CFO	75%
Jeffrey A. Fiarman, Senior Vice President, General Counsel and Corporate Secretary	60%

The Compensation Committee made no change to the annual incentive targets for our NEOs for fiscal 2020 except Mr. Turcotte’s 2020 AIP target bonus increased from the 60% initially provided in his offer letter to 75%.

The Compensation Committee determined that incentives for our NEOs under the 2020 AIP would be based on our performance with respect to the following performance goals with the following weightings: (1) two financial performance goals consisting of Adjusted EBITDA (35%) and Revenue (35%); and (2) two strategic performance goals consisting of customer retention (20%) and the satisfaction of strategic objectives related to our emerging businesses (10%); for a total combined weighting of 100%. The weighted achievement factor for each of the performance measures is determined by multiplying the weight attributed to each performance measure by the applicable achievement factor for each measure based on the Company’s fiscal 2020 performance. The Compensation Committee adjusted the weightings of the performance goals to increase focus on customer retention, which the Committee viewed as critical to the Company’s success and necessary to facilitate achievement of the Company’s long-term goals related to customer retention. For the performance measures, the achievement factor will generally be determined by measuring actual performance against the target goal based on a pre-established scale that provides for 25% for threshold performance, 100% for target performance and 175% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement factor is adjusted on a linear interpolation basis.

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The following table sets forth the financial performance goals, including threshold, target and maximum performance levels, and the respective weightings of the financial performance goals under the 2020 AIP.

Financial Performance Goal	Threshold (25%)	Target (100%)	Maximum (175%)	Weighting
Adjusted EBITDA	$297 million	$311 million	$332 million	35%
Revenue	$1.365 billion	$1.486 billion	$1.565 billion	35%

Actual amounts paid under the 2020 AIP are calculated by multiplying each NEO’s 2020 eligible earnings by (i) his 2020 AIP target annual cash incentive opportunity (which is reflected as a percentage of eligible earnings) and (ii) the executive’s weighted achievement factor.

2020 Annual Incentive Plan Determinations

The Compensation Committee assessed our performance against the 2020 AIP financial performance goals set in February 2020 and initially determined the Company achieved $1.474 billion (or 99.2% of target) and $270 million (or 86.2% of target) under its Revenue and Adjusted EBITDA financial performance goals for fiscal 2020, respectively. The Compensation Committee then exercised its discretion to adjust the Company’s actual Adjusted EBITDA results for fiscal 2020 in recognition of the significant efforts made by management in delivering strong performance despite the unforeseen challenges of COVID-19, taking unprecedented action to protect the Company’s customers, employees, contractors and other key stakeholders, and achieving a balance of investing in future growth opportunities and focusing on short-term cost-savings measures. This discretionary adjustment excluded an estimated $36 million of unfavorable expense from higher service request incidence in the appliance and plumbing trades due to COVID-19 as previously reported in our Annual Report on Form 10-K from Adjusted EBITDA, resulting in the Company achieving results of $306 million (or 98.4% of target) under its Adjusted EBITDA financial performance goal for fiscal 2020. The Compensation Committee did not apply any discretion with respect to the Revenue financial performance goal in 2020.

The levels of achievement attained, payout percentages and the weighted achievement factors for the financial performance goals are listed in the table below.

Financial Performance Goal	2020 Results	2020 Results as a % of Target	2020 Payout Percentage	2020 Weighted Achievement Factor
Adjusted EBITDA[1]	$306 million	98.4%	73.2%	25.6%
Revenue	$1.474 billion	99.2%	92.6%	32.4%
(1)	Adjusted EBITDA under the 2020 AIP is calculated in the same manner as described in the Part II, Item 6 section of our Annual Report on Form 10-K for fiscal year ended December 31, 2020 except for the exclusion of certain expenses incurred by the Company in response to COVID-19 as discussed above.

The Compensation Committee additionally determined, with respect to the customer retention strategic performance goal, that we achieved 2020 actual results as a percentage of target of 99.9%, resulting in a weighted achievement factor of 19% for this goal. With respect to the satisfaction of the strategic objectives goal, which focused on growth and deployment of our on-demand and Streem emerging businesses, the Compensation Committee determined that we achieved 2020 actual results as a percentage of target of 50%, resulting in a weighted achievement factor of 5% for this goal.

The Compensation Committee then determined that Company performance under the 2020 AIP was 82% in the aggregate in accordance with application of the weightings applicable to each of the financial and strategic performance goals.

2020 Annual Incentive Plan Payout

Accordingly, in February 2021, the Compensation Committee awarded Messrs. Tibbens, Turcotte and Fiarman bonuses as set forth in the following table.

Named Executive Officer	2020 AIP Eligible Compensation	AIP Annual Incentive Target as of Percentage of Eligible Earnings	2020 AIP Eligible Bonus Payout Factor	2020 AIP Bonus Payout
Mr. Tibbens	$800,000	100%	82%	$656,000
Mr. Turcotte	$460,100	75%	82%	$282,962
Mr. Fiarman	$450,000	60%	82%	$221,400

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Long-Term Equity Incentive Awards

2020 Awards

The primary vehicles for delivering long-term incentives during 2020 were time-vested stock options and RSUs. The Compensation Committee believes that stock options create strong alignment with stockholder interests, since value is delivered only in the event of share price appreciation. Meanwhile, time-vested RSUs balanced the appreciation orientation of stock options with the objectives of real ownership and retention.

In February 2020, the Compensation Committee approved long-term equity incentive awards based on the fair value of our Common Stock on the trading day that immediately precedes the grant date. The Compensation Committee restructured the methodology for determining the aggregate values for the 2020 long-term equity incentive awards by uncoupling these awards from the executive’s salary in order to increase the focus on equity-based compensation and retain more flexibility to determine awards in consideration of the executive’s contributions.

The table below summarizes the awards that were granted to each of the NEOs in 2020.

Named Executive Officer	Total Annual Equity Award Dollar Values	Stock Option Dollar Values	Number of Company Stock Options	RSU Dollar Values	Number of Company RSUs
Mr. Tibbens	$3,800,000	$1,900,000	112,160	$1,900,000	53,430
Mr. Turcotte	$1,000,000	$500,000	29,515	$500,000	14,060
Mr. Fiarman	$620,000	$310,000	18,299	$310,000	8,717

The stock options vest over four years at a rate of 25% on the first anniversary of the grant date and 6.25% on each quarterly anniversary thereafter, in each case, subject to the executive’s continued employment through the applicable vesting date. The RSUs vest over three years in equal annual installments on the first three anniversaries of the grant date, subject to the executive’s continued employment through the applicable vesting date. The post-termination vesting and exercise rights will be substantially the same as the rights that apply to the stock options and RSUs granted in fiscal 2019 to the NEOs and described below under the heading “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Equity Awards.”

Fiscal 2021 Executive Compensation

In February 2021, the Compensation Committee determined the salary and incentive compensation opportunities for our executives for 2021. The Compensation Committee considered data regarding compensation for the Company’s 2021 Peer Group, as well as third-party salary survey information, the Company’s business strategy and feedback from stockholders received in connection with the Company’s executive compensation program.

Addition of Performance-Vesting RSUs to 2021 Long-Term Incentive Program

In consideration of feedback from stockholders in connection with the Company’s executive compensation program, and to reinforce the Company’s performance and growth agenda, in February 2021, the Compensation Committee determined that it was appropriate to change the type of long-term equity incentive awards by granting new PSUs rather than stock options, for 50% of the long-term equity incentive awards for Mr. Tibbens, Mr. Turcotte and Mr. Fiarman. The target PSU dollar values will be converted into a number of PSUs based on the closing price of the Company’s Common Stock on the Nasdaq on the trading day that immediately precedes the grant date. The terms and conditions of the new PSUs will provide that the PSUs will generally vest and be payable on the third anniversary of the grant date if the Company achieves certain specified revenue performance goals measured during the third year of a three-year performance period, subject to the executive’s continued employment through the applicable vesting date. The total number of PSUs that vest will range from 0% to 200% of target as determined by measuring actual performance at the end of the performance period against the performance goal based on a pre-established scale.

The remaining 50% of the long-term equity incentive awards for Mr. Tibbens, Mr. Turcotte and Mr. Fiarman will remain unchanged and will be comprised of RSUs. The target RSU dollar values will be converted into a number of RSUs based on the closing price of the Company’s Common Stock on the Nasdaq on the trading day that immediately precedes the grant date. The RSUs will vest in equal annual installments on the first three anniversaries of the grant date, subject to the executive’s continued employment through the applicable vesting date.

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2021 NEO Compensation Opportunities

Effective April 2021, the Compensation Committee determined that the salaries for Mr. Turcotte and Mr. Fiarman should be increased to $505,000 and $470,000, respectively, to reflect competitive practice among the Company’s peer group, as well as general industry practice, and individual proficiency and experience. The Compensation Committee additionally increased the annual incentive plan targets as a percentage of salary for Mr. Tibbens and Mr. Turcotte to 120% and 80%, respectively. The Compensation Committee approved long-term equity incentive awards, as described above, having grant date fair values of $4,560,000, $1,250,000 and $775,000 for Mr. Tibbens, Mr. Turcotte and Mr. Fiarman, respectively, to be granted in March 2021.

Sign-on, Retention and Discretionary Bonuses

From time to time, we may award sign-on, retention and discretionary bonuses to attract or retain executive talent. Generally, sign-on bonuses are used to incentivize candidates to leave their current employers or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers. No sign-on, retention or discretionary bonuses were awarded to our NEOs in fiscal 2020.

Employment Agreements

Other than Mr. Tibbens, none of our NEOs has an employment agreement relating to his employment with the Company. Mr. Tibbens was hired to serve as our President and CEO pursuant to an employment agreement with us, effective May 15, 2018. Mr. Turcotte became our Senior Vice President and CFO effective July 25, 2018, pursuant to an offer letter dated July 17, 2018. Mr. Fiarman was offered the position of Senior Vice President, General Counsel and Secretary pursuant to an offer letter dated July 5, 2018, and commenced employment on August 27, 2018. The material terms of Mr. Tibbens’s employment agreement are described below under “Executive Compensation Tables—Grants of Plan-Based Awards for Fiscal 2020—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreement.”

Retirement Benefits

Our employees, including the NEOs, are generally eligible to participate in the Frontdoor, Inc. 401(k) Plan (the “Frontdoor 401(k) Plan”), as it may be amended from time to time. The Frontdoor 401(k) Plan is a tax qualified 401(k) defined contribution plan. We made a “safe harbor” matching contribution for our employees who contributed during the 2020 plan year.

Employee Benefits and Executive Perquisites

We offer a variety of health and welfare programs to all eligible employees, including the NEOs. The NEOs are eligible for the same health and welfare benefit programs on the same basis as the rest of our employees, including medical and dental care coverage, life insurance coverage and short- and long-term disability. In addition, pursuant to our 2019 Employee Stock Purchase Plan (“ESPP”), eligible employees, including the NEOs, may purchase Common Stock, subject to Internal Revenue Service limits, during pre-specified offering periods at a purchase price equal to 85% of the closing price per share on the day preceding the last day of the applicable offering period.

We limit the use of perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our compensation goal of enabling us to attract and retain superior executives for key positions.

Pursuant to the terms of Mr. Fiarman’s offer letter, the Company covers reasonable commuting expenses from Connecticut to Memphis, Tennessee up to a maximum of 50 round trips per year, including both airfare and ground transportation, consistent with the business travel policies applicable to the Company’s executive team members. Perquisites relating to reasonable commuting expenses for Mr. Fiarman declined in 2020 due to restrictions on travel during the COVID-19 pandemic.

Post-Termination Compensation

Messrs. Tibbens and Fiarman each have a severance arrangement with us, either as part of their employment agreement, in the case of Mr. Tibbens, or offer letter, in the case of Mr. Fiarman. The severance benefits that Messrs. Tibbens and Fiarman are entitled to pursuant to the terms of their respective employment agreement or offer letter, as applicable, are described in detail below under the heading “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Severance Benefits—Employment Arrangements.” For a description of the potential vesting of outstanding equity awards that may occur in connection with certain termination events, see “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Equity Awards” below.

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Clawback Policy

Our Board of Directors has adopted a clawback policy that provides the Compensation Committee with the discretion to claw back certain performance-based compensation and associated stock transaction proceeds earned, vested or otherwise received (i) during the three years preceding the Company’s conclusion that the financial statements contained a material error or the date a court, regulator, or other legally authorized body directs the Company to restate its financial statements to correct a material error if the executive’s misconduct caused or materially contributed to the restatement; or (ii) during the 12 months prior to the Compensation Committee’s determination that even if a financial restatement has not occurred, the executive engaged in willful and serious misconduct that was injurious to us or our subsidiaries.

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for members of the Board and for NEOs and certain other executives of the Company in order to further align the interests of our directors and such executives with our stockholders. Under these guidelines, such executives and non-employee directors are expected to own shares of our Common Stock in the amounts set forth below.

Role	Multiple
CEO	6 times annual salary
Other NEO and Specified Executives	3 times annual salary
Non-Employee Directors	5 times annual cash retainer

Under these guidelines, unless otherwise approved by the Board of Directors, such executives and non-employee directors are required to retain 100% of any shares of our Common Stock they acquire until the ownership requirements are satisfied and, thereafter, must remain in compliance with such requirements upon completion of any disposition of shares.

Prohibitions on Short Sales, Hedges and Pledges

We prohibit short sales, hedging and pledging in our equity securities by our directors, officers and employees. See “Corporate Governance—Corporate Governance Practices and Policies—Certain Securities Transactions” for more information.

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Executive Compensation Tables

Summary Compensation Table

The table below summarizes the compensation paid to or earned by each of our NEOs for fiscal 2020, 2019 and 2018.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation		Total
Rexford J. Tibbens President and Chief Executive Officer	2020	$ 800,000	$ —	$ 1,900,000	$ 1,900,000	$ 656,000	$ 9,975	(5)	$ 5,265,975
	2019	800,000	—	2,740,715	1,000,000	972,800	9,800		5,523,315
	2018	500,000	—	1,625,069	1,781,569	—	43,373		4,050,011
Brian K. Turcotte Senior Vice President and Chief Financial Officer	2020	$ 460,100	$ —	$ 500,000	$ 500,000	$ 282,962	$ 9,975	(6)	$ 1,753,037
	2019	452,575	77,000	736,559	268,742	335,689	9,800		1,880,365
	2018	384,836	77,000	382,583	131,997	—	9,625		986,041
Jeffrey A. Fiarman Senior Vice President, General Counsel and Secretary	2020	$ 450,000	$ —	$ 310,000	$ 310,000	$ 221,400	$ 18,168	(7)	$ 1,309,568
	2019	436,667	—	642,987	268,742	328,320	54,871		1,731,587
	2018	143,333	200,000	250,036	—	—	74,192		667,561
(1)	Amounts reported reflect the NEO’s annual salary earned during the fiscal year, taking into account increases, if any, in salary during the course of the year, and are not reduced to reflect the NEO’s election, if any, to defer receipt of salary into our savings plan for U.S. employees. For additional details on actions taken with respect to the base salaries of the applicable NEOs in fiscal 2020, see “Compensation Discussion and Analysis—Components of 2020 Compensation—Salary.”
(2)	For 2020, stock awards consist of awards of time-vesting RSUs. The award of an RSU is the right to receive one share of our Common Stock upon the vesting date of the RSU. Amounts shown represent the grant date fair value of the applicable RSUs granted during fiscal 2020, each as calculated in accordance with applicable accounting standards. The grant date fair value for RSUs is based solely on the closing price of our Common Stock on the Nasdaq on the trading day that immediately preceded the applicable grant date.
(3)	Amounts reported reflect the aggregate grant date fair value as calculated in accordance with applicable accounting standards with respect to time-vesting stock option awards that were granted to the NEOs in fiscal 2020. The assumptions made in determining option values with respect to awards granted during fiscal 2020 are disclosed in Note 12 to the audited Consolidated and Combined Financial Statements included in our 2020 Annual Report on Form 10-K.
(4)	Amounts shown consist solely of the NEO’s annual, performance-based cash bonus. For additional details on the amounts shown for fiscal 2020, see “Compensation Discussion and Analysis—Components of 2020 Compensation—Annual Cash Incentive Awards.”
(5)	Amount reported for Mr. Tibbens includes contributions by the Company to its savings plan for salaried U.S. employees for Mr. Tibbens’s benefit.
(6)	Amount reported for Mr. Turcotte includes contributions by the Company to its savings plan for salaried U.S. employees for Mr. Turcotte’s benefit.
(7)	Amount reported for Mr. Fiarman includes $8,193 of commuting costs pursuant to the terms of Mr. Fiarman’s offer letter and contributions by the Company of $9,975 to its savings plan for salaried U.S. employees for Mr. Fiarman’s benefit.

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Grants of Plan-Based Awards for Fiscal 2020

The following table sets forth information regarding non-equity incentive plan awards, stock option awards and RSU awards during fiscal 2020 under the Company’s 2018 Plan, except as otherwise indicated below.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards:	All Other Option Awards:	Exercise
Name	Grant Date	Compensation Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)(2)	Number of Securities Underlying Options (#)(3)	or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Rexford J.	3/30/2020	3/9/2020				53,430			$ 1,900,000
Tibbens	3/30/2020	3/9/2020					112,160	$ 35.56	$ 1,900,000
			$ 20,000	$ 800,000	$ 1,400,000
Brian K.	3/30/2020	2/10/2020				14,060			$ 500,000
Turcotte	3/30/2020	2/10/2020					29,515	$ 35.56	$ 500,000
			$ 8,627	$ 345,075	$ 603,881
Jeffrey A.	3/30/2020	2/10/2020				8,717			$ 310,000
Fiarman	3/30/2020	2/10/2020					18,299	$ 35.56	$ 310,000
			$ 6,750	$ 270,000	$ 472,500
(1)	Amounts reflect the applicable threshold, target and maximum payouts established by the Compensation Committee under the Company’s 2020 AIP. The threshold funding factor was 25% of target and the maximum funding factor was 175% of target. See “Compensation Discussion and Analysis—Components of 2020 Compensation—Annual Cash Incentive Awards—2020 Annual Incentive Plan Design” above for a description of our annual, performance-based cash bonus.
(2)	The NEO received an annual award of time-vesting RSUs on March 30, 2020. The RSUs vest one-third per year over three years on each anniversary of the grant date.
(3)	The NEO received an annual award of non-qualified stock options on March 30, 2020. The stock options vest 25% on March 30, 2021, and thereafter vest 6.25% quarterly over the next three years on the quarterly anniversary of the grant date, such that all stock options will have vested on March 30, 2024. The stock options expire on March 30, 2030.
(4)	Amounts shown represent the grant date fair value of the applicable RSUs and stock options granted during fiscal 2020, each as calculated in accordance with applicable accounting standards. The assumptions made in determining the stock option values are disclosed in Note 12 of the Consolidated and Combined Financial Statements in our Annual Report on Form 10-K for fiscal 2020.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreement

Mr. Tibbens was hired to serve as our CEO pursuant to an employment agreement with us, effective May 15, 2018. Mr. Tibbens’s agreement is initially for a term of four years subject to automatic one-year renewals thereafter, absent termination notice by either party. Under his employment agreement, Mr. Tibbens is entitled to receive an initial salary of $800,000, which amount is subject to annual review by the Compensation Committee, and a target annual incentive bonus opportunity of not less than 100% of his salary. The employment agreement also contains certain restrictive covenants, including confidentiality of information, non-competition, non-solicitation and non-disparagement covenants. The confidentiality covenant has an indefinite term, whereas the non-competition, non-solicitation and non-disparagement covenants apply at all times during the term of his employment with the Company and for one year thereafter. See “—Potential Payments Upon Termination or Change in Control—Severance Benefits—Employment Arrangements” below for a description of the payments and benefits Mr. Tibbens is entitled to under his employment agreement in connection with a termination of his employment.

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Outstanding Equity Awards at Fiscal 2020 Year-End

The following table sets forth information regarding unexercised stock options and any RSUs and PSUs that were not vested for each NEO as of the end of fiscal 2020. There were no unexercised unearned equity incentive plan stock option awards held by the NEOs at such time. Awards with a grant date prior to October 1, 2018, represent long-term equity awards granted by Terminix that were converted to the Company’s awards at the Spin-off.

		Option Awards						Stock Awards
Name	Original Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units or Other Rights That Have Not Vested ($)(1)
Rexford J. Tibbens	3/30/2020			112,160	(3)*	$35.56	3/30/2030
	3/29/2019	25,660	(3)	32,991	(3)	$34.48	3/29/2029
	5/15/2018	27,226	(4)	27,226	(4)	$38.19	5/15/2028
	5/15/2018	43,561	(5)	43,561	(5)	$38.19	5/15/2028
	3/30/2020							53,430	(6)*	$ 2,682,720
	3/29/2019							19,334	(6)	$ 970,760
	5/15/2018							5,457	(7)	$ 273,996
	5/15/2018							8,731	(6)	$ 438,384
	3/29/2019										14,501	$ 728,095
Brian K.	3/30/2020			29,515	(3)*	$35.56	3/30/2030
Turcotte	3/29/2019	6,896	(3)	8,866	(3)	$34.48	3/29/2029
	2/18/2018	5,575	(5)	5,575	(5)	$36.63	2/18/2028
	2/20/2017	10,634	(5)	3,545	(5)	$25.70	2/20/2027
	2/22/2016	8,256	(5)			$26.49	2/22/2026
	2/24/2015	8,298	(8)			$21.51	2/24/2025
	9/13/2013	6,539	(9)			$7.65	9/13/2023
	3/30/2020							14,060	(6)*	$ 705,953
	3/29/2019							5,196	(6)	$ 260,891
	7/23/2018							2,159	(6)	$ 108,403
	2/18/2018							1,206	(6)	$ 60,553
	3/29/2019										3,897	$ 195,668
Jeffrey A.	3/30/2020			18,299	(3)*	$35.56	3/30/2030
Fiarman	3/29/2019	6,896	(3)	8,866	(3)	$34.48	3/29/2029
	3/30/2020							8,717	(6)*	$ 437,681
	3/29/2019							5,196	(6)	$ 260,891
	8/27/2018							2,056	(6)	$ 103,232
	3/29/2019										3,117	$ 156,505
*	Shows grants made in fiscal 2020, which are also reported in the “Summary Compensation Table” and in the “Grants of Plan-Based Awards for Fiscal 2020 Table.”
(1)	Amounts shown represent the number of shares underlying the RSU or PSU, as applicable, multiplied by $50.21, the closing market price of our Common Stock on the Nasdaq on December 31, 2020, the last trading day of fiscal 2020.

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(2)	PSUs vest according to weighted average market capitalization (“WAMC”) (50%) and revenue (50%) performance targets over a five-year performance period. The actual number of units that will be distributed is not yet determinable. These performance milestones will be measured quarterly commencing on April 1, 2019 and ending March 31, 2024. The revenue performance milestone will be deemed satisfied if the aggregate revenue of a period of four (4) consecutive fiscal quarters is sufficient to satisfy the revenue performance goal (representing 50% of the total award); and the WAMC milestone will be deemed satisfied if the WAMC in each of four consecutive fiscal quarters is sufficient to satisfy the WAMC goal (representing 50% of the total award). In the table above, the number and market value of PSUs reported reflect threshold achievement based on the Company’s performance as of December 31, 2020. The actual number of PSUs that will be distributed is not yet determinable.
(3)	Time-vesting stock options that vest and became exercisable 25% on the first anniversary of the grant date, and thereafter vest 6.25% quarterly over the next three years on the quarterly anniversary of the grant date, such that all stock options will have vested on the fourth anniversary of the grant date, subject to continued employment with the Company.
(4)	Time-vesting stock options that vest and become exercisable in equal annual installments on February 18, 2020, 2021 and 2022, subject to continued employment with the Company.
(5)	Time-vesting stock options that vest and become exercisable in four equal annual installments beginning on each anniversary of the original grant date, subject to continued employment with the Company.
(6)	Time-vesting RSUs that vest in three equal installments beginning on each anniversary of the original grant date, subject to continued employment with the Company.
(7)	Time-vesting RSUs that vest in equal installments on February 18, 2020 and 2021, subject to continued employment with the Company.
(8)	Time-vesting stock options that vested and became exercisable in four equal annual installments beginning on each anniversary of the original grant date, subject to continued employment with the Company.
(9)	Time-vesting stock options that were fully vested and exercisable prior to the Spin-off.

Option Exercises and Stock Vested For Fiscal 2020

The following table sets forth information regarding option exercises and RSUs that vested in fiscal 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Rexford J. Tibbens	—	—	23,855	$ 946,251
Brian K. Turcotte	—	—	7,584	$ 316,239
Jeffrey A. Fiarman	—	—	4,653	$ 176,989
(1)	Reflects the aggregate market value of the shares of the Company’s Common Stock acquired upon vesting based on the fair market value of the Company’s Common Stock on the Nasdaq on the vesting date.

Pension Benefits

The Company has no pension plans.

Nonqualified Deferred Compensation for Fiscal 2020

The Company has no nonqualified defined contribution or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

The following summaries and table describe and quantify the potential payments and benefits that we would provide to our NEOs in connection with their termination of employment and/or change in control of our Company. In determining amounts payable, we have assumed in all cases that the terms of the executive’s current employment and equity award agreements with us were in effect on, and the termination of employment and/or change in control occurred on, December 31, 2020, the last business day of fiscal 2020.

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Severance Benefits—Employment Arrangements

Mr. Tibbens

Pursuant to Mr. Tibbens’s employment agreement, if Mr. Tibbens’s employment is terminated without “cause” by the Company or by him for “good reason” (in each case, as defined in Mr. Tibbens’s employment agreement), Mr. Tibbens will be entitled to receive: (1) continuation of his salary for a period of 12 months; (2) a lump sum payment equal to his target bonus; (3) reimbursement of COBRA health insurance premiums paid by him for 12 months following the date of termination; (4) payment for any accrued but unused vacation days; and (5) the bonus that he would have been paid in respect of the fiscal year in which the date of termination occurs had his employment not terminated, prorated for the portion of the fiscal year during which he was employed, based on actual performance.

In the event Mr. Tibbens’s employment is terminated by reason of death or disability prior to May 15, 2022, Mr. Tibbens (or his executors or legal representatives) will be entitled to receive (1) the bonus that he would have been paid in respect of the fiscal year in which the date of termination occurs had his employment not terminated, prorated for the portion of the fiscal year during which he was employed, based on actual performance and (2) payment for any accrued but unused vacation days.

Payments of Mr. Tibbens’s severance benefits are subject to him signing a general release of claims and continued compliance with certain restrictive covenants, including confidentiality of information and non-competition, non-solicitation and non-disparagement covenants. The confidentiality covenant has an indefinite term, and the non-competition, non-solicitation and non-disparagement covenants each have terms effective both during the term of his employment and for one year following any termination of employment. In addition, payments and benefits are reduced in connection with a change in control (within the meaning of Section 280G of the Internal Revenue Code (the “Code”)) to the highest amount that may be paid to Mr. Tibbens without subjecting any payment to the excise tax, so long as he would retain a greater net after-tax payment if the payments are reduced.

Mr. Fiarman

Mr. Fiarman’s offer letter provides that if his employment is terminated by the Company without “cause” or by him for “good reason” (in each case, as defined in his offer letter), Mr. Fiarman will be entitled to receive: (1) an amount equal to 12 times his monthly salary in effect on the date of termination, paid in 12 equal monthly installments; (2) an amount equal to his target bonus during the year of termination, paid in 12 equal monthly installments; (3) if the termination occurs after June 30 of any year, the bonus that he would have been paid in respect of the fiscal year in which the date of termination occurs had his employment not terminated, prorated for the portion of the fiscal year during which he was employed, based on actual performance; and (4) payment for any accrued but unused vacation days.

Equity Awards

Termination without “Cause” or by Executive for “Good Reason”

If an NEO’s employment is terminated by us without cause or if the executive voluntarily terminates his employment for any reason, all unvested stock options and RSUs (other than Mr. Tibbens’s sign-on RSUs) immediately terminate. Upon such a termination, the NEO may exercise vested options before the first to occur of (1) the three-month anniversary of the NEO’s termination of employment, (2) the expiration of the options’ normal term, after which date such options are cancelled, or (3) the cancellation of the options in the event of a change in control in exchange for a cash payment. Unvested PSUs granted to a NEO in 2019 will remain eligible to vest following a termination of the NEO by us without “cause” or by the NEO for “good reason” (in each case as defined in the applicable award agreement) until the earlier of (x) the final determination date with respect to the performance period and (y) the determination date in respect of the end of the second fiscal quarter after such termination occurs. If Mr. Tibbens’s employment is terminated by us without “cause” or by him for “good reason” (in each case, as defined in Mr. Tibbens’s employment agreement), all of his unvested sign-on RSUs will immediately vest.

Death or Disability

If an NEO’s employment terminates by reason of death or disability, all unvested options will vest, and all options will remain exercisable until the first to occur of (1) the one-year anniversary of the executive’s date of termination, (2) the expiration of the options’ normal term, after which date such options are cancelled, or (3) the cancellation of the options in the event of a change in control in exchange for a cash payment. With respect to RSUs, the portion of unvested RSUs that would vest on the next vesting date following the termination will vest on a pro-rata basis. Unvested PSUs granted in 2019 will remain eligible to vest until the end of the performance period based on actual achievement of performance milestones if an NEO’s employment terminates by reason of death or disability.

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Change in Control

Upon a change in control during the performance period, the PSUs granted in 2019 will immediately vest in full.

Termination in Connection with a Change in Control

Pursuant to the 2018 Plan, upon a change in control, no cancellation, acceleration of vesting or other payment shall occur with respect to any stock option or RSU if our Board of Directors reasonably determines prior to the change in control that the executive shall receive an “alternative award” meeting the requirements of the plan; provided, however, if within two years following a change in control, the NEO’s employment is terminated by us without “cause” or by the NEO for “good reason” (in each case as defined in the applicable award agreement), at a time when any portion of the alternative award is unvested, the unvested portion of such alternative award shall immediately vest in full and such executive shall be provided with either cash or marketable stock equal to the fair market value of the stock subject to the alternative award on the date of termination.

Restrictive Covenants

As a condition of receiving their 2020 and 2019 equity awards, each of Messrs. Tibbens, Turcotte and Fiarman agreed to certain restrictive covenants, including non-competition and non-solicitation covenants. The non-competition and non-solicitation covenants each have terms effective both during the term of the executive’s employment with the Company and for 12 months following any termination of employment. In addition, as a condition to receiving his sign-on and annual equity awards, Mr. Tibbens agreed to be subject to the same restrictive covenants contained in his employment agreement as described above, including confidentiality of information and non-competition, non-solicitation and non-disparagement covenants; provided, however, that in the case of his stock options the post-termination restriction period is extended to 24 months.

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Estimated Payments and Benefits Upon Termination

The following table describes the potential benefits that would have been payable to our NEOs under existing contractual arrangements assuming a termination occurred on December 31, 2020, the last business day of fiscal 2020. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. The amounts reported below related to the acceleration of outstanding equity awards assume a share price equal to $50.21, the closing market price of our Common Stock on the Nasdaq on December 31, 2020, the last trading day of fiscal 2020.

	R. Tibbens	B. Turcotte	J. Fiarman
Termination by the Company without Cause, or by Executive for Good Reason
Severance Payments(1)	$1,600,000	—	$720,000
Prorated Bonus Payment(2)	$656,000	—	$221,400
COBRA Payment(3)	$26,628	—	—
Accrued but Unused Vacation	$52,545	$32,738	$28,791
Equity Award Acceleration(4)	$438,384	—	—
Total	$2,773,557	$32,738	$970,191
Death or Disability(5)
Severance Payments	—	—	—
Prorated Bonus Payment(2)	$656,000	—	—
COBRA Payment	—	—	—
Accrued but Unused Vacation	$52,545	$32,738	$28,791
Equity Award Acceleration(6)	$5,104,952	$1,269,190	$787,130
Total	$5,813,497	$1,301,928	$815,921
Change in Control
Severance Payments	—	—	—
Prorated Bonus Payment	—	—	—
COBRA Payment	—	—	—
Accrued but Unused Vacation	—	—	—
Equity Award Acceleration(7)	$2,912,431	$782,724	$626,169
Total	$2,912,431	$782,724	$626,169
Termination in Connection with Change in Control
Severance Payments(8)	$1,600,000	—	$720,000
Prorated Bonus Payment(2)	$656,000	—	$221,400
COBRA Payment(3)	$26,628	—	—
Accrued but Unused Vacation	$52,545	$32,738	$28,791
Equity Award Acceleration(9)	$10,291,243	$2,652,977	$1,835,514
Total	$12,626,416	$2,685,715	$2,805,705
(1)	Amounts reported reflect a cash severance payment which includes the following:
• Mr. Tibbens: continuation of his salary for 12 months ($800,000) and a lump sum payment equal to his target 2020 bonus ($800,000).
• Mr. Fiarman: salary in effect on the date of termination ($450,000) and an amount equal to his target 2020 bonus ($270,000).
(2)	Amounts reported reflect annual bonuses earned based on actual performance that were awarded to Messrs. Tibbens and Fiarman for 2020.
(3)	Amounts reported reflect costs of COBRA health insurance premiums for 12 months assuming 2020 rates.
(4)	Amount reported reflects the accelerated vesting of Mr. Tibbens’s sign-on RSUs pursuant to the terms of his employment agreement. Unvested PSUs granted to Messrs. Tibbens, Turcotte and Fiarman will remain eligible to vest until the earlier of (x) the final determination date with respect to the performance period and (y) the determination date in respect of the end of the second fiscal quarter after which such termination occurs. Therefore, because there is no acceleration of vesting, values for the PSU awards are excluded for purposes of calculating this amount.
(5)	In addition to the amounts reflected, upon death each NEO’s estate would receive a life insurance payout of $300,000; and upon disability as defined in the Company’s disability benefit plan, Messrs. Turcotte and Fiarman, each of whom elected to participate in the plan, would receive $15,000 per month.

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(6)	Amounts reported reflect the value of the full accelerated vesting of the NEO’s outstanding stock option awards and the prorated portion of unvested RSUs that would vest on the next vesting date following a termination by reason of death or disability. The amounts reported reflect the “spread” value for stock options representing the difference between the applicable exercise price and $50.21, the closing market price of our Common Stock on the Nasdaq on December 31, 2020, the last trading day of fiscal 2020. Unvested PSUs granted to the NEOs in 2019 will remain eligible to vest until the end of the performance period based on actual achievement of performance milestones. Therefore, because there is no acceleration of vesting, values for the PSU awards are excluded for purposes of calculating this amount.
(7)	Amounts reported reflect the full accelerated value of the NEO’s outstanding PSUs that would immediately vest upon a change in control.
(8)	Amounts reported reflect a cash severance payment which includes the following:
• Mr. Tibbens: continuation of his salary in effect on the date of termination for 12 months ($800,000) and a lump sum payment equal to his target 2020 bonus ($800,000).
• Mr. Fiarman: continuation of his salary in effect on the date of termination for 12 months ($450,000) paid out in 12 equal installments over a 12-month period, and an amount equal to his target 2020 bonus ($270,000).
(9)	Amounts reported reflect the value of the full accelerated vesting of the NEO’s outstanding stock option and RSU awards, as applicable, following a termination in connection with a change in control, as well as the full accelerated value of the NEO’s outstanding 2019 PSUs that would immediately vest upon a change in control, including a termination upon change in control.

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Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information regarding the ratio of the annual total compensation for our principal executive officer to the median of the annual total compensation of all our employees (other than our principal executive officer) (the “CEO Pay Ratio”). Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u). However, due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, our CEO Pay Ratio may not be comparable to the CEO pay ratios presented by other companies.

Our employee population was initially evaluated as of December 31, 2019 to be 2,288. As is permitted under the SEC rules, to determine our median employee, we used annual salary and bonus earned for 2019 as our consistently applied compensation measure. We annualized this number for those full- and part-time employees who did not work the full fiscal 2019 year. We believe this consistently applied compensation measure reasonably reflects annualized compensation across our employee base. Using a determination date of December 31, 2019, we determined our median employee from our total employee workforce.

As there were no significant changes in our employee population or employee compensation arrangements during fiscal 2020 that we believe would significantly change our CEO Pay Ratio disclosure, as permitted by SEC rules, we elected to use the same median employee identified in fiscal 2019 to compute the fiscal 2020 CEO Pay Ratio. Our median employee’s annual total compensation for fiscal 2020 was $51,170, which includes, among other things, the value of non-discriminatory employer paid health benefits. For fiscal 2020, the annual total compensation for our President and CEO, Mr. Tibbens, was $5,290,577, which amount varies from his total compensation amount as reflected in the Summary Compensation Table because it includes the value of non-discriminatory employer paid health benefits. Accordingly, our CEO Pay Ratio for fiscal 2020 was 103:1.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our equity compensation plan information as of December 31, 2020.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)
2018 Omnibus Incentive Plan	2,050,881	(2)	$34.03	(3)	12,155,975	(4)
2019 Employee Stock Purchase Plan	—		N/A		1,203,334
Equity compensation plans not approved by security holders(1)	—		N/A		—
Total	2,050,881		$34.03	(3)	13,359,309
(1)	We have two active equity compensation plans, both of which have been approved by our stockholders: the 2018 Plan and our ESPP. The ESPP is a tax-qualified Code Section 423 stock purchase plan under which eligible employees are permitted to purchase shares of our Common Stock at a 15% discount.
(2)	Consists of 1,207,710 shares of our Common Stock issuable upon the exercise of outstanding stock options; 693,517 shares of our Common Stock issuable upon the settlement of RSUs, and deferred share equivalents, or DSEs; and 149,654 shares of our Common Stock issuable upon the vesting of PSUs, awarded under the 2018 Plan. For purposes of this table, the number of shares to be issued in respect of PSUs has been calculated based on the assumption that the maximum level of performance applicable to the PSUs will be achieved (i.e. 100%).
(3)	Reflects the weighted average exercise price of outstanding stock options of $34.03. Does not reflect RSUs or PSUs because these awards have no exercise price.
(4)	Consists of shares of our Common Stock available for future issuance under our 2018 Plan, pursuant to various awards the Compensation Committee may make, including non-qualified stock options, incentive stock options, stock appreciation rights, RSUs, restricted stock, performance-based awards and other equity-based awards.

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Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 1, 2021 (unless otherwise indicated below) by (i) beneficial owners known to us to own more than 5% of our Common Stock, (ii) each of our NEOs, as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act, (iii) each of our directors and (iv) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. As to beneficial owners known to us to own more than 5% of our Common Stock, the information set forth in this table is based solely on our review of filings made by such persons under Sections 13(d) and 13(g) of the Exchange Act. Percentage ownership for such beneficial owners is calculated by dividing the number of shares beneficially owned by such persons, as reflected in the most recent filing by such persons of statements of beneficial ownership, by the 85,516,337 shares of our Common Stock outstanding on March 1, 2021. Therefore, the percentage ownership may differ from the percentage ownership reported in such statements of beneficial ownership, which may reflect ownership as of a different date. With respect to each of our directors and NEOs, in computing the number of shares beneficially owned by such person and the percentage ownership of such person, any shares of our Common Stock (i) subject to options held by that person that are currently exercisable or exercisable within 60 days of March 1, 2021, or (ii) issuable upon the settlement of RSUs and deferred share equivalents held by that person within 60 days of March 1, 2021, are deemed issued and outstanding. These shares, however, are not deemed issued and outstanding for purposes of computing percentage ownership of each other individual stockholder.

Our capital consists of our Common Stock and our preferred stock. The percent of class calculations are based on the 85,516,337 shares of our Common Stock outstanding and zero shares of our preferred stock outstanding as of March 1, 2021. None of the shares held by our directors or executive officers has been pledged as security as of March 1, 2021.

Except as otherwise indicated in the footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

Name of Beneficial Owner	Number of Shares of our Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Greater than 5% Stockholders:
The Vanguard Group, Inc.(1)	8,024,978	9.38%
Janus Henderson Group plc(2)	6,286,110	7.35%
Eaton Vance Management(3)	5,529,691	6.47%
Named Executive Officers and Directors:
Rexford J. Tibbens(4)	199,594	*
Brian K. Turcotte(4)	80,494	*
Jeffrey A. Fiarman(4)	23,853	*
William C. Cobb(5)	16,540	*
Anna C. Catalano	8,056	*
Peter L. Cella(5) (6)	31,508	*
Richard P. Fox(7)	14,129	*
Brian P. McAndrews	7,891	*
Liane J. Pelletier	8,056	*
All directors and executive officers as a group (9 persons)(8)	390,121	*
*	Amount represents less than 1% of our outstanding Common Stock.

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(1)	The information concerning The Vanguard Group, Inc. is based on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, Inc. The Vanguard Group, Inc. has shared voting power over 58,296 shares of our Common Stock, shared dispositive power over 127,573 shares of our Common Stock and sole dispositive power over 7,897,405 shares of our Common Stock. The Vanguard Group, Inc. is the beneficial owner of 8,024,978 shares of our Common Stock. The Vanguard Group, Inc., the Parent Holding Company, identified the following subsidiaries which acquired the securities beneficially owned: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited. The address for each of these entities is c/o The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(2)	The information concerning Janus Henderson Group plc is based on a Schedule 13G as filed with the SEC on February 11, 2021 by Janus Henderson Group plc. Janus Henderson Group plc has shared voting power and shared dispositive power over 6,286,110 shares of our Common Stock. Janus Henderson Group plc has an indirect 97% ownership stake in Intech Investment Management LLC (“Intech”) and a 100% ownership stake in Janus Capital Management LLC (“JCM”), Perkins Investment Management LLC (“Perkins”), Henderson Global Investors Limited and Janus Henderson Global Investors Australia Institutional Funds Management Limited (each an “Asset Manager” and collectively the “Asset Managers”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Intech may be deemed to be the beneficial owner of 51,544 shares of our Common Stock or 0.1% of the outstanding shares of our Common Stock held by such Managed Portfolios. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JCM may be deemed to be the beneficial owner of 6,234,566 shares of our Common Stock or 7.3% of the outstanding shares of our Common Stock held by such Managed Portfolios. The address for each of these entities is c/o Janus Henderson Group plc 201 Bishopsgate EC2M 3AE, United Kingdom.
(3)	The information filed by Eaton Vance Management on a Schedule 13G/A filed with the SEC on February 12, 2021 showed sole voting and dispositive power over 221,388,594 shares of our Common Stock. Because the 221,388,594 shares exceeds our issued and outstanding shares of Common Stock, we believe it to be in error. Therefore, the information concerning Eaton Vance Management is based on a Schedule 13G/A filed with the SEC on February 13, 2020 by Eaton Vance Management. Eaton Vance Management has sole voting and dispositive power over 5,529,691 shares of our Common Stock. The address for Eaton Vance Management is 2 International Place, Boston, Massachusetts 02110.
(4)	The number of shares beneficially owned includes any shares subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after March 1, 2021, and RSUs that will vest within 60 days after March 1, 2021 as follows: Mr. Tibbens, 169,242 shares; Mr. Turcotte, 68,178 shares; and Mr. Fiarman, 17,959 shares.
(5)	The number of shares beneficially owned includes 16,540 and 9,804 deferred share equivalents received by Messrs. Cobb and Cella, respectively, which are scheduled to settle in shares of our Common Stock 30 days following the director’s departure from our Board of Directors.
(6)	The number of shares beneficially owned includes 20,000 shares indirectly owned by Mr. Cella through the Peter Cella 2006 Trust.
(7)	The number of shares beneficially owned includes an aggregate of 13,330 shares indirectly owned by Mr. Fox through the JSF GRAT of 2020 (6,665 shares) and the RPF GRAT of 2020 (6,665 shares).
(8)	The number of shares beneficially owned includes an aggregate of 255,379 shares that are subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after March 1, 2021 and RSUs that will vest within 60 days after March 1, 2021.

Procedures for Approval of Related Person Transactions

Our Board of Directors has adopted a written policy on related person transactions. The policy covers transactions involving us in excess of $120,000 in which any director, director nominee, executive officer or greater than five percent beneficial owner of Frontdoor, or any of their respective immediate family members, has or had a direct or indirect material interest, subject to certain exceptions set forth in the policy.

Under this policy, the General Counsel must advise the Audit Committee of any related person transaction of which the General Counsel becomes aware. The Audit Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Audit Committee will consider all relevant facts and circumstances available to it, including, but not limited to, the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; the terms available to unrelated third parties or to employees generally; whether the transaction would be undertaken in the ordinary course of business; who initiated the transaction; the approximate dollar value of the transaction; and any other information that the Audit Committee or Chair of the Audit Committee considers to be material to investors in light of the circumstances of the particular transaction.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our records and written representations from our directors and officers, we believe that all such Reporting Persons complied with all Section 16(a) filing requirements in fiscal 2020.

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PROPOSAL 4

Approval of Amendments to the Company’s Amended and Restated Certificate of Incorporation

The Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has approved and recommends that stockholders approve proposed amendments to our Charter to: (1) eliminate certain supermajority voting requirements effective at the conclusion of the 2022 Annual Meeting of Stockholders and (2) clarify the availability of advancement of expenses in the event of an indemnification event for our officers, directors or others entitled to indemnification under our Charter.

Amendments to Supermajority Vote Requirements

Our Charter currently requires that certain amendments of the Charter be approved by a vote of 66 2/3% of the voting power of all outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class. The Charter also provides that stockholders may amend, alter or repeal the Corporation’s Bylaws upon the vote of 66 2/3% of the voting power of all outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class. The requirement to obtain a vote greater than a majority is commonly referred to as a “supermajority vote requirement.”

These supermajority vote requirements were based on historical practice at the time of the Spin-off, including the certificate of incorporation of our former parent company. Supermajority voting provisions are intended to facilitate corporate governance stability by requiring broad stockholder consensus to effect changes. However, many investors and others view supermajority voting provisions as conflicting with principles of good corporate governance because the provisions may impede accountability to stockholders and limit the ability of stockholders to participate in the corporate governance of a company.

As part of its ongoing consideration of appropriate corporate governance structures and after taking into consideration best practices and stockholder feedback, the Board of Directors determined to recommend that these supermajority vote requirements be eliminated, coincident with the declassification of the Board that will be fully realized at the conclusion of the 2022 Annual Meeting of Stockholders (the “Declassification Time”). The Board concluded that a “majority of outstanding shares” standard for stockholder approval of amendments to the Charter and Bylaws more appropriately balances the opportunity for stockholders to participate meaningfully in the corporate governance of the Company with the desire to protect the interests of all stockholders from action that may only be in the interest of a small percentage of stockholders.

In recommending that the supermajority vote requirement be eliminated as at the Declassification Time, our Board of Directors considered that the Company’s limited history as an independent public company and the need for the management team to continue to focus on executing the Company’s strategic plans. The Board believes that the supermajority vote requirements could continue to provide protection against proposals that could be harmful to stockholders and might otherwise be driven by special interests, and as a result, balanced these concerns with the removal of the supermajority vote requirements and stockholder feedback. If the amendment is approved, following our 2022 Annual Meeting of Stockholders, the affirmative vote of a majority of all outstanding shares of capital stock then-entitled to vote generally in the election of directors, voting together as a single class, will be required to amend, alter or repeal our Charter or for our stockholders to amend, alter or repeal our Bylaws.

In connection with the proposed amendment, the Board of Directors has approved, contingent upon stockholder approval of this Proposal 4, amendments to the Company’s Bylaws to eliminate the supermajority vote requirement to amend the Bylaws.

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Amendment Related to Advancement of Expenses

Article Fifth of the Charter provides for mandatory indemnification and the opportunity for advancement of expenses for officers, directors and certain other persons affiliated with the Company. Article Fifth further provides that the right to indemnification is a contract right and that the repeal or modification of provisions related to indemnification shall not diminish the rights of officers or directors arising prior to the repeal or modification. The proposed amendments would confirm that, as with the indemnification rights, the right to advancement of expenses is a contract right and that the repeal or modification of provisions related to advancement of expenses shall not diminish the rights of officers or directors arising prior to the repeal or modification. This amendment would be consistent with other terms of Article Fifth that provide for similar treatment of indemnification and advancement rights.

Effect of the Vote

If Proposal 4 is approved, the amendment would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which would be effected promptly after stockholder approval is obtained. If this Proposal 4 is not approved, the existing supermajority vote requirements will remain in effect.

The text of the proposed amendments is set forth in Appendix A.

Vote Required

The affirmative vote of the holders of at least 66 2/3% of the outstanding capital stock entitled to vote at the 2021 Annual Meeting will be required to approve this proposal. For purposes of determining approval of this proposal, abstentions and broker non-votes will have the same effect as an “AGAINST” vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

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Additional Information

Information about the 2021 Annual Meeting of Stockholders and Voting

Why am I receiving this Proxy Statement?

The Board of Directors of Frontdoor is soliciting proxies for the 2021 Annual Meeting to be held on Wednesday, May 12, 2021 at 10:00 a.m. Central Daylight Time, and at any and all adjournments or postponements thereof, via live audio webcast. You are receiving this proxy statement because you owned shares of the Company’s Common Stock at the close of business on March 23, 2021, the record date for the 2021 Annual Meeting, which entitles you to vote at the 2021 Annual Meeting. By use of a proxy, you can vote whether or not you attend the 2021 Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

Why is the 2021 Annual Meeting being webcast online?

The 2021 Annual Meeting is being held via an audio webcast to reach the broadest number of stockholders possible while reflecting the technology-enabled nature of our Company and reducing environmental impacts and costs associated with planning, holding and arranging logistics for in-person meeting proceedings. The 2021 Annual Meeting will provide the same rights and advantages of a physical meeting. Stockholders will be able to present questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company. This has the additional benefit of helping to support the health and well-being of our stockholders and other participants at the 2021 Annual Meeting as we navigate the continuing public health impact of the COVID-19 pandemic.

Who is entitled to vote?

As of the close of business on March 23, 2021 (such date and time, the “Record Date”), there were 85,558,005 shares of Common Stock, par value $0.01 per share, of the Company’s Common Stock outstanding. If you are a stockholder of record or a beneficial owner of Common Stock on the Record Date, you are entitled to receive notice of, and to vote at, the 2021 Annual Meeting and at any and all adjournments or postponements of the 2021 Annual Meeting. You are entitled to one vote for each share of Common Stock you hold as a stockholder of record or as a beneficial owner for each matter presented for vote at the 2021 Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., (“Computershare”) you are considered the stockholder of record with respect to those shares, and these proxy materials are being made available directly to you by or on behalf of the Company. As the stockholder of record, you have the right to grant your proxy to the persons named in the enclosed proxy card or to vote at the 2021 Annual Meeting. The Company has provided a proxy card for you to use.

If your shares are held in a bank, brokerage or trustee account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being made available to you through your bank, broker, trustee or other nominee.

How do I participate in the virtual meeting?

To participate in the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you elected to receive proxy materials by mail. You may access the 2021 Annual Meeting by visiting www.virtualshareholdermeeting.com/FTDR2021. You will be able to submit one question per stockholder during the meeting by typing in your question into the “ask a question” box on the meeting page. We will read and respond to appropriate questions during the meeting. We will post at https://investors.frontdoorhome.com/annual-reports responses to appropriate questions related to the Company’s business that we did not address during the 2021 Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

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You may also obtain information regarding access to the 2021 Annual Meeting by contacting our investor relations representative at IR@frontdoorhome.com. This Proxy Statement contains information about the items stockholders will vote on at the 2021 Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we are permitted to furnish proxy materials, including this Proxy Statement and our 2020 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. If you vote by Internet or telephone, please do not also mail your proxy card.

If I am a stockholder of record, how do I vote?

As a stockholder of record, you may vote over the Internet during the 2021 Annual Meeting or by proxy. We recommend that you submit a proxy even if you plan to participate in the 2021 Annual Meeting. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the 2021 Annual Meeting. You can revoke your proxy and change your vote during the 2021 Annual Meeting in one of the ways described under “How can I revoke my proxy or change my vote?” in this section of the Proxy Statement.

If you do not wish to vote during the 2021 Annual Meeting, you may vote as follows:

1.	Over the Internet: go to www.proxyvote.com;
2.	By telephone: call 1-800-690-6903 (toll-free within the United States, U.S. territories and Canada); or
3.	By mail: complete, sign and date and promptly mail a paper proxy card, if you have received a paper copy of the proxy materials.

If I am a beneficial owner of shares held in street name, how do I vote?

As the beneficial owner of shares held in street name, you have the right to direct your bank, broker, trustee, or other nominee on how to vote and are also invited to participate in the 2021 Annual Meeting. Your bank, broker, trustee or other nominee is obligated to provide you with voting instructions for use in instructing the bank, broker, trustee or other nominee how to vote these shares.

If you do not wish to vote during the 2021 Annual Meeting, you may vote by providing voting instructions to your bank, broker, trustee or other nominee. Subject to and in accordance with the instructions provided by your bank, broker, trustee or other nominee, you may vote in accordance with the instructions provided with your proxy materials in one of the following manners: over the Internet, by telephone or by mail.

How can I get access to the proxy materials over the Internet?

Pursuant to rules adopted by the SEC, we provided access to our proxy materials over the Internet. You can view our proxy materials for the 2021 Annual Meeting on the Internet on our corporate website at https://investors. frontdoorhome.com/annual-reports.

How can I vote my shares during the virtual meeting?

The Company will be hosting the 2021 Annual Meeting via live audio webcast. You can participate in the 2021 Annual Meeting live audio webcast at www.virtualshareholdermeeting.com/FTDR2021. The webcast will start at 10:00 a.m. Central Daylight Time. You may vote and submit questions while attending the live audio webcast. You will need the sixteen-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.

Shares held in your name as the stockholder of record, or beneficially in street name, may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/FTDR2021 during the meeting. You will need your control number found in the Notice, or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and enter the meeting.

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Even if you plan to participate in the audio webcast meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to participate in the audio webcast meeting.

What happens if I do not give specific voting instructions?

Stockholders of Record

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors, or if you sign and return a paper proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2021 Annual Meeting.

Beneficial Owners of Shares Held in Street Name

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the Nasdaq rules, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We encourage you to provide voting instructions to the organization that holds your shares. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.” Under current Nasdaq rules, Proposal 1 (Election of Class II and III Directors), Proposal 3 (Advisory Vote to Approve Named Executive Officer Compensation) and Proposal 4 (Approval of Amendments to Certificate of Incorporation) are considered non-routine matters.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions before the proposals are voted on at the 2021 Annual Meeting as follows:

Stockholders of Record

If you are a stockholder of record, by (a) timely voting on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the 2021 Annual Meeting will be counted), (b) timely delivering a written revocation or a valid, later-dated proxy to the Corporate Secretary of the Company at the address of the Company’s corporate headquarters, or (c) voting over the Internet at the 2021 Annual Meeting (attendance at the 2021 Annual Meeting, by itself, will not itself revoke a proxy).

Beneficial Owners of Shares Held in Street Name

If you are a beneficial owner of shares held in street name, by submitting new voting instructions by contacting your bank, broker, trustee or other nominee, or as otherwise provided in the instructions provided to you by your bank, broker, trustee or other nominee.

How many shares must be present or represented to constitute a quorum for the 2020 Annual Meeting?

The presence in person or by proxy, of a majority of the outstanding shares of the Common Stock entitled to vote at the 2021 Annual Meeting constitutes a quorum. A quorum is necessary in order to conduct business at the 2021 Annual Meeting. Abstentions and broker shares that include broker non-votes that are present and entitled to vote are counted for purposes of determining a quorum. If a quorum is not present, the Company expects that the 2021 Annual Meeting will be rescheduled for a later date.

In accordance with the Company’s Bylaws, stockholders and proxy holders attending the virtual 2021 Annual Meeting electronically will be deemed present “in person” for the purposes of satisfying the foregoing ownership requirements.

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What is the voting requirement to approve each of the proposals?

Proposal 1—Election of Class II and Class III Directors

Each director nominee shall be elected by a majority of the votes cast, in person or by proxy, at the 2021 Annual Meeting, meaning that the number of votes cast, in person or by proxy, at the 2021 Annual Meeting “for” such director nominee must exceed the number of votes cast “against” such director nominee’s election. Neither an abstention nor a broker non-vote will affect the outcome of the election of directors.

Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm

The affirmative vote of the holders of at least a majority in voting power of the outstanding shares of Common Stock present in person or represented by proxy at the 2021 Annual Meeting and entitled to vote on the proposal is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021. Abstentions will have the same effect as a vote against this proposal.

Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation

The affirmative vote of the holders of at least a majority in voting power of the outstanding shares of Common Stock present in person or represented by proxy at the 2021 Annual Meeting and entitled to vote on the proposal is required for the non-binding, advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. Abstentions will have the same effect as a vote against this proposal. A broker non-vote will have no effect on the outcome of this proposal. Proposal 3 is an advisory vote and not binding on the Company.

Proposal 4—Approval of Amendments to the Company’s Amended and Restated Certificate of Incorporation to eliminate certain supermajority voting requirements and clarify provisions related to advancement of expenses

The affirmative vote of the holders of at least two-thirds (66 2/3%) in voting power of the outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class, is required to approve the amendments to the Company’s Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Other Matters

Any other matters that may properly come before the 2021 Annual Meeting will generally require the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of Common Stock present in person or represented by proxy at the 2021 Annual Meeting and entitled to vote on the proposal in order to approve any such proposal. If any other matter not discussed in this Proxy Statement properly comes before the 2021 Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Company will be voted on that matter in accordance with the discretion of the persons named as proxies. Abstentions will have the same effect as a vote against any such proposal.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares “FOR” the election of each of the Class II and Class III director nominees to the Board of Directors (Proposal 1); “FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm for fiscal 2021 (Proposal 2); “FOR” the non-binding, advisory approval of the compensation of our named executive officers (Proposal 3); and “FOR” the approval of the amendments to the Company’s Amended and Restated Certificate of Incorporation (Proposal 4).

How are votes counted?

An independent consultant engaged through Broadridge Financial Solutions, Inc. (“Broadridge”), our 2021 Annual Meeting host, will tabulate the vote and act as Inspector of Election. The vote will be certified by the independent Inspector of Election. Except as necessary to meet legal requirements, proxies and ballots that identify the vote of individual stockholders will be kept confidential in cases where stockholders write comments on their proxy cards or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the Inspector of Election or Broadridge, but such tallies will provide aggregate figures rather than names of stockholders.

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How will proxies be solicited and who will bear the cost of soliciting votes for the 2021 Annual Meeting?

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the Notice of Internet Availability of Proxy Materials, and any paper copies of this Proxy Statement, the proxy card and any additional soliciting materials sent by the Company to stockholders. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. Proxies may be solicited by mail and certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies on the Company’s behalf by telephone, email, facsimile or personal interviews. In addition, the Company has engaged the services of Kingsdale Shareholder Services, U.S., Inc. (“Kingsdale”), 745 Fifth Avenue, 5th Floor, New York, New York 10151 to assist in the proxy solicitation. For these and related advisory services, the Company has agreed to pay Kingsdale a fee of $12,000.

Who can help answer my questions?

We urge you to carefully read this entire Proxy Statement, including the documents that we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Kingsdale, the firm assisting us in the solicitation of proxies. Banks, brokers and stockholders located in North America may contact Kingsdale at its toll-free number: 1-866-851-2484. If outside North America, please call collect at 416-867-2272.

How can interested parties communicate with the Board of Directors?

Any stockholder or interested party who wishes to communicate with our Board of Directors as a whole, the independent directors, or any individual member of the Board or any committee of the Board may write to or email the Company at: c/o Corporate Secretary, frontdoor, inc., 150 Peabody Place, Memphis, Tennessee 38103 or Board_of_Directors@frontdoorhome.com.

Our Board of Directors has designated our General Counsel or his or her designee as its agent to receive and review written communications addressed to the Board, any of its committees, or any Board member or group of members. The General Counsel may communicate with the sender for any clarification. The General Counsel will promptly forward to the Chairman of the Board all communications, other than ordinary business communications, and in consultation with the Chairman of the Board and our CEO, will determine the next steps. The General Counsel will also forward to the appropriate committee chair any communication alleging financial, legal, ethical or compliance issues or any other matter deemed by the General Counsel to be potentially material to us. As an initial matter, the General Counsel will determine whether the communication is a proper communication for the Board. The General Counsel will not forward to the Board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, junk mail and mass mailings, business or employment solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the General Counsel to be insignificant to the Company, or ordinary business communications.

When do we anticipate mailing the proxy materials to stockholders?

It is anticipated that the Notice of Internet Availability of Proxy Materials will first be mailed to stockholders on or about March 31 , 2020.

Important Notice Regarding the Availability of Proxy Materials
for the 2021 Annual Meeting of Stockholders to Be Held on May 12, 2021.

This Proxy Statement and the Annual Report to Stockholders are
available at https://investors.frontdoorhome.com/annual-reports.

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Other Business

The Board of Directors knows of no other business that will be presented to stockholders at the 2021 Annual Meeting for a vote. If other matters properly come before the 2021 Annual Meeting, the persons named as proxies will vote on them in accordance with their discretion.

Procedures for Submitting Stockholder Proposals

The Company currently intends to hold its next Annual Meeting of Stockholders, the 2022 Annual Meeting, in May 2022.

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s 2022 proxy statement by submitting their proposals to the Company on or before December 1 , 2021. All stockholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2022 Annual Meeting.

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors and stockholder proposals included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting; provided, however, that in the event that (x) the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date of the preceding year’s annual meeting or (y) no annual meeting was held during the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper form, such notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters, as described in the Bylaws. Therefore, to be presented at the 2022 Annual Meeting, such a proposal must be received by the Company on or after January 12, 2022 but no later than February 11, 2022. Copies of the Company’s Bylaws may be obtained free of charge by contacting the Corporate Secretary at frontdoor, inc., 150 Peabody Place, Memphis, Tennessee 38103.

All notices of proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Corporate Secretary at frontdoor, inc., 150 Peabody Place, Memphis, Tennessee 38103.

Stockholders of Record with Multiple Accounts

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside. Each stockholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While the Company does not household its mailings to its stockholders of record, a number of brokerage firms with account holders who are Company stockholders have instituted householding. Once a stockholder has consented or receives notice from his or her broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent.

If your Annual Report and Proxy Statement have been subject to householding and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and the Company will promptly deliver a separate copy of the Annual Report and Proxy Statement by writing or calling us at the following address or telephone number:

frontdoor, inc. Investor Relations 150 Peabody Place Memphis, Tennessee 38103 Telephone: (901) 701-5199

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Annual Report and Other Corporate Documents

The Annual Report to Stockholders covering fiscal 2020 has been made available with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

Corporate information and our press releases, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments thereto, are available without charge on the Investors– SEC Filings page of our corporate website at www.frontdoorhome.com as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC (i.e., generally the same day as the filing). Copies of our Annual Report on Form 10-K for fiscal 2020, including financial statements and schedules thereto, filed with the SEC, as well as our Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Conduct and Financial Code of Ethics, are also available without charge to stockholders upon written request addressed to frontdoor, inc., c/o Corporate Secretary, 150 Peabody Place, Memphis, Tennessee 38103.

By Order of the Board of Directors

Jeffrey A. Fiarman
Senior Vice President, General Counsel and Secretary
Dated: March 31 , 2021

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Appendix A

(Amendments to Amended and Restated Certificate of Incorporation)

The proposed amendments to the Company’s Charter would revise Article EIGHTH; Article NINTH; and Section 13 of Article FIFTH as follows (new language is indicated by underlined text, and deletions are indicated by strikethroughs):

Amendments Related to Supermajority Vote Requirements

Article EIGHTH of the Charter is amended as follows:

“EIGHTH. Amendment of the Certificate of Incorporation. The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the DGCL, and all rights herein conferred upon stockholders or directors are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding that a lesser percentage or separate class vote may be specified by applicable law or otherwise, no provision of Articles FIFTH, SIXTH, SEVENTH, this Article EIGHTH and Articles NINTH and TENTH may be amended, altered or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Amended and Restated Certificate of Incorporation, any Preferred Stock Certificate of Designation or otherwise required by law, ~~an amendment, alteration or repeal of Articles FIFTH, SIXTH, SEVENTH, this Article EIGHTH and Articles NINTH and TENTH~~ it is approved at a meeting of the stockholders called for that purpose by, in addition to any other vote required by law or otherwise, (1) prior to the Declassification Time, the affirmative vote of the holders of at least two-thirds (66⅔%) of the voting power of all outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class, and (2) from and after the Declassification Time, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class.”

Article NINTH of the Charter is amended as follows:

“NINTH. Amendment of the Bylaws. In furtherance and not in limitation of the powers conferred by applicable law, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation, without the assent or vote of stockholders of the Corporation. Any amendment, alteration or repeal of the Bylaws of the Corporation by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office so long as a quorum is present. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the Bylaws of the Corporation, provided that any such action will require the affirmative vote of (1) prior to the Declassification Time, the holders of at least two-thirds (66⅔%) of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, and (2) from and after the Declassification Time, the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”

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Amendment Related to Advancement of Expenses

Section 13 of Article FIFTH of the Charter is amended as follows:

“13. Other Rights; Continuation of Right to Indemnification and Advancement. The rights to indemnification and to the advance of expenses conferred in this Article FIFTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification and advance of expenses under this Article FIFTH shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article FIFTH is in effect. Any repeal or modification of this Article FIFTH or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.”

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Copyright 2021 frontdoor, inc. All rights reserved.

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frontdoor

FRONTDOOR, INC.
150 PEABODY PLACE
MEMPHIS, TENNESSEE 38103

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 11, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FTDR2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 11, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40565-P49642 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRONTDOOR, INC.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

Nominees:	For	Against	Abstain
1a. Richard P. Fox	☐	☐	☐
1b. Brian P. McAndrews	☐	☐	☐
1c. Rexford J. Tibbens	☐	☐	☐
1d. Anna C. Catalano	☐	☐	☐
1e. William C. Cobb	☐	☐	☐
2. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2021.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) [PLEASE SIGN WITHIN BOX] Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D40566-P49642

frontdoor

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Rexford J. Tibbens, Jeffrey A. Fiarman and Brian K. Turcotte, and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of frontdoor, inc. (the "Company") that the undersigned would be entitled to vote at the 2021 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 12, 2021, and at any and all adjournments and postponements thereof, upon the matters set forth in the Notice of 2021 Annual Meeting of Stockholders and Proxy Statement dated March 31, 2021, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any and all adjournments and postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1; "FOR" THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2; "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS IN PROPOSAL 3; AND "FOR" THE APPROVAL OF AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IN PROPOSAL 4.

YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE BY USING THE INTERNET OR TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE